                                                                     EXHIBIT 2.1


                                                                [EXECUTION COPY]

================================================================================






                          AGREEMENT AND PLAN OF MERGER




                           Dated as of August 26, 2000


                                     Between


                               Deutsche Telekom AG


                                       And


                                 Powertel, Inc.





================================================================================

                                             ARTICLE 1

                                            THE MERGER

Section 1.01.  Appointment of Escrow Agent and Formation of Merger Sub...........................2

Section 1.02.  The Merger........................................................................2

Section 1.03.  The Closing.......................................................................2

Section 1.04.  The Merger Exchange...............................................................3

Section 1.05.  Conversion and Exchange of Shares.................................................4

Section 1.06.  Surrender and Payment.............................................................7

Section 1.07.  [Reserved]........................................................................8

Section 1.08.  Treatment of Powertel Option Plans................................................8

Section 1.09.  Fractional DT Depositary Shares and Fractional DT Ordinary Shares.................9

Section 1.10.  The Surviving Corporation........................................................10

Section 1.11.  Lost, Stolen or Destroyed Certificates...........................................10

                                             ARTICLE 2

                            REPRESENTATIONS AND WARRANTIES OF POWERTEL

Section 2.01.  Organization.....................................................................11

Section 2.02.  Subsidiaries.....................................................................11

Section 2.03.  Capital Structure................................................................11

Section 2.04.  Authority........................................................................13

Section 2.05.  No Conflict; Required Filings and Consents.......................................14

Section 2.06.  SEC Filings; Financial Statements................................................15

Section 2.07.  Absence of Certain Changes or Events.............................................15

Section 2.08.  Information Provided by Powertel.................................................15

Section 2.09.  Permits; Compliance with Laws....................................................16

Section 2.10.  Tax Matters......................................................................17

Section 2.11.  Liabilities......................................................................18

Section 2.12.  Benefit Plans; Employees and Employment Practices................................19

Section 2.13.  Litigation.......................................................................22

Section 2.14.  Environmental Matters............................................................22

Section 2.15.  Section 203 of the Delaware Law..................................................22

Section 2.16.  Intellectual Property............................................................23

Section 2.17.  Opinion of Financial Advisor.....................................................23

Section 2.18.  Brokers..........................................................................23

Section 2.19.  Tax Status.......................................................................23

Section 2.20.  Contracts........................................................................24

Section 2.21.  Vote Required....................................................................24

Section 2.22.  Transactions with Affiliates.....................................................24

                                             ARTICLE 3

                               REPRESENTATIONS AND WARRANTIES OF DT

Section 3.01.  Organization; Subsidiaries.......................................................25

Section 3.02.  Certificate of Incorporation and Bylaws..........................................25

Section 3.03.  Capital Structure................................................................25

Section 3.04.  Authority........................................................................26

Section 3.05.  No Conflict; Required Filings and Consents.......................................26

Section 3.06.  SEC Filings; Financial Statements................................................27

Section 3.07.  Absence of Certain Changes or Events.............................................28

Section 3.08.  Litigation.......................................................................28

Section 3.09.  No Violation of Law..............................................................28

Section 3.10.  Information Provided by DT.......................................................28

Section 3.11.  Board Action; Vote Required......................................................29

Section 3.12.  Brokers..........................................................................29

Section 3.13.  Tax Matters......................................................................29

Section 3.14.  Ownership of Securities..........................................................30

Section 3.15.  Licenses.........................................................................30

                                             ARTICLE 4

                              CONDUCT OF BUSINESS PENDING THE MERGER

Section 4.01.  Conduct of Business by Powertel Pending the Merger...............................30

Section 4.02.  Conduct of Business by DT........................................................34

Section 4.03.  No Solicitation..................................................................34

Section 4.04.  Subsequent Financial Statements..................................................36

Section 4.05.  Control of Operations............................................................36

Section 4.06.  Alternative Merger Agreement.....................................................36

                                             ARTICLE 5

                                       ADDITIONAL AGREEMENTS

Section 5.01.  Powertel Proxy Statement; the DT Registration Statement and the German
               Listing Prospectus...............................................................37

Section 5.02.  Powertel Stockholders' Meeting and Consummation of the Merger....................38

Section 5.03.  Notification of Certain Matters..................................................39

Section 5.04.  Access to Information............................................................40

Section 5.05.  Public Announcements.............................................................40

Section 5.06.  Cooperation......................................................................40

Section 5.07.  Indemnification, Directors' and Officers' Insurance..............................42

Section 5.08.  Stock Exchange Listings/Establishment of DT Depositary Shares....................43

Section 5.09.  No Shelf Registration............................................................43

Section 5.10.  Affiliates.......................................................................43

Section 5.11.  Tax-Free Merger..................................................................44

Section 5.12.  Reasonable Best Efforts..........................................................44

Section 5.13.  Takeover Laws....................................................................44

Section 5.14.  Certain Litigation...............................................................44

Section 5.15.  Senior Discount Notes and Senior Notes...........................................44

Section 5.16.  Employee Benefits................................................................44

Section 5.17.  Termination of Agreements with Stockholders......................................46

Section 5.18.  Plans and Programs to be Implemented.............................................46

Section 5.19.  Voting Agreement and Transfer Restrictions.......................................46

Section 5.20.  Powertel Warrants................................................................47

                                             ARTICLE 6

                                        CLOSING CONDITIONS

Section 6.01.  Conditions to Each Party's Obligation to Effect the Merger.......................48

Section 6.02.  Conditions to the Obligations of Powertel........................................48

Section 6.03.  Conditions to the Obligations of DT..............................................50

                                             ARTICLE 7

                                 TERMINATION, AMENDMENT AND WAIVER

Section 7.01.  Termination......................................................................51

Section 7.02.  Automatic Termination............................................................52

Section 7.03.  Effect of Termination............................................................52

Section 7.04.  Amendment........................................................................53

Section 7.05.  Waiver...........................................................................53

                                             ARTICLE 8

                                            DEFINITIONS

Section 8.01.  Certain Definitions..............................................................54

                                             ARTICLE 9

                                        GENERAL PROVISIONS

Section 9.01.  Non-Survival of Representations, Warranties and Agreements.......................59

Section 9.02.  Notices..........................................................................59

Section 9.03.  Expenses.........................................................................61

Section 9.04.  Headings.........................................................................61

Section 9.05.  Severability.....................................................................61

Section 9.06.  Entire Agreement; No Third-Party Beneficiaries...................................61

Section 9.07.  Assignment.......................................................................62

Section 9.08.  Governing Law....................................................................62

Section 9.09.  Enforcement; Submission to Jurisdiction; Waivers.................................62

Section 9.10.  Waiver of Immunity...............................................................62

Section 9.11.  Counterparts.....................................................................63

Section 9.12.  Reliance on Representations......................................................63

Exhibit A.........         Form of Affiliate Letter
Exhibit B.........         Form of Powertel Representation Letter
Exhibit C.........         Form of DT Representation Letter
Exhibit D.........         Form of FCC Counsel Opinion

Annex 1.05(h).....         The Warrants Trust
Annex 1.05(i).....         The Eliska Partners Shares Trust
Annex 1.08(a).....         The Options Trust

                 INDEX OF DEFINED TERMS


                           1

1991 Plan..........................................12

                           2

2000 Plan..........................................12

                           A

Action.............................................54
Adjusted Fully Diluted Shares.......................5
Affiliate..........................................54
Agreement..........................................54
Alternative Merger..................................1
Alternative Merger Agreement........................1
Alternative Transaction............................35
April 1996 Indenture...............................54

                           B

Business Day.......................................54

                           C

Certificate.........................................3
Certificate of Merger...............................2
Closing.............................................3
Closing Date........................................3
Code...............................................54
Commercial Register.................................3
Common Stock Exchange Ratio.........................4
Communications Act.................................54
Confidentiality Agreement..........................35
Control............................................54
controlled by......................................54

                           D

D&O Insurance......................................42
Delaware Law........................................5
Deposit Agreement...................................5
Depositary..........................................5
DiGiPH Transaction.................................54
DT..................................................1
DT ADRs.............................................4
DT Depositary Shares................................4
DT Equity Rights...................................26
DT Filed SEC Documents.............................28
DT Financial Statements............................28
DT Licenses........................................30
DT Ordinary Shares..................................3
DT Permits.........................................25
DT Registration Statement..........................55
DT Required Approvals..............................27
DT SEC Documents...................................27
DT Subsidiary......................................59

                           E

Effective Time......................................2
Eliska..............................................6
Eliska Joint Venture...............................55
Eliska Partners....................................55
Eliska Partners Shares Trust........................7
Eliska Partners Shares Trust Amount.........1.05(i)-1
Eliska Partners Shares Trustee..............1.05(i)-1
Eliska Partners Trust Agreement.............1.05(i)-1
Eliska Put..........................................6
Eliska Put Rights...................................6
Environmental Laws.................................55
ERISA..............................................55
ERISA Affiliate....................................55
ERISA Benefit Plan.................................55
Escrow Agency Agreement.............................2
Escrow Agent........................................2
Excess ADSs.........................................9
Excess Shares.......................................9
Exchange Act.......................................55
Excluded Powertel Share.............................4
Exon-Florio........................................55

                           F

FAA................................................55
FCC................................................56
February 1996 Indenture............................56
Final Order........................................56
Form F-4...........................................37
Fractional Interest.................................9
FSE.................................................9

                           G

GAAP...............................................56
German Act..........................................3



                       Index-1

German Listing Prospectus..........................56
Governmental or Regulatory Authority...............56

                           H

Hazardous Substances...............................56
HSR Act............................................56

                           I

Indebtedness.......................................56
Indemnified Person.................................42
Intellectual Property Rights.......................56
Investment Entity..................................57
Investment Interest................................57

                           J

June 1997 Indenture................................57

                           K

Knowledge..........................................57

                           L

Legal Requirements.................................16
Letter of Transmittal...............................7
Liabilities........................................57
Liens..............................................57

                           M

Material Adverse Effect............................57
Merger..............................................2
Merger Consideration Recipients.....................3
Merger Consideration................................4
Merger Sub..........................................2
Merger Sub Common Stock.............................2

                           N

Nasdaq..............................................7
Nonemployee Option Plan............................12
Notes..............................................44
NYSE................................................9

                           O

Options Trust.......................................9
Options Trust Agreement.....................1.08(a)-1
Options Trustee.............................1.08(a)-1
Ordinary Share Election.............................5

                           P

Parties.............................................1
Party...............................................1
Person.............................................57
Powertel............................................1
Powertel Acquisition Agreement.....................38
Powertel Benefit Plans.............................57
Powertel Common Stock...............................4
Powertel Common Stock Equivalents..................13
Powertel Contracts.................................24
Powertel Employee..................................58
Powertel FCC Licenses..............................17
Powertel Filed SEC Documents.......................15
Powertel Financial Advisor.........................23
Powertel Indentures................................44
Powertel Option Amount..............................9
Powertel Permits...................................16
Powertel Preferred Stock...........................12
Powertel Principal Stockholders....................58
Powertel Proxy Statement...........................15
Powertel Required Approvals........................14
Powertel Restricted Stock Award....................58
Powertel Rollover Option............................8
Powertel SEC Documents.............................15
Powertel Stock.....................................12
Powertel Stock Option Plans........................12
Powertel Stock Options.............................12
Powertel Stock Rights..............................13
Powertel Stock Trust...............................10
Powertel Stockholder Agreements.....................1
Powertel Stockholder Approval......................14
Powertel Stockholders' Meeting.....................38
Powertel Subsidiaries..............................11
Powertel Subsidiary,...............................59
Powertel Warrant Agreement..........................6
Powertel Warrants...................................6

                           R

Required Regulatory Approvals......................27
Restated By-laws of Powertel.......................58
Restated Certificate of Incorporation of Powertel..58
Restricted Stock Plan..............................12

                           S

Securities Act.....................................58
Senior Discount Notes..............................58
Senior Notes.......................................58
Series A and B Preferred Exchange Ratio.............4




                       Index-2

Series A Preferred Shares..........................12
Series B Preferred Shares..........................12
Series C Preferred Shares..........................12
Series D Preferred Exchange Ratio...................4
Series D Preferred Shares..........................12
Series E and F Preferred Exchange Ratio.............4
Series E Preferred Shares..........................12
Series F Preferred Shares..........................12
Significant Employee...............................58
Significant Subsidiary.............................58
Sonera Put..........................................6
Sonera Stock Purchase Agreement.....................6
Subsequent Determination...........................38
Subsequent Transaction.............................58
Subsidiary.........................................59
Superior Proposal..................................38
Surviving Corporation...............................2
Surviving Corporation Common Stock..................5

                           T

Tax................................................59
Tax Returns........................................59
Taxes..............................................59
Termination Date...................................51
Termination Fee....................................53
Third Party........................................35

                           U

under common control with..........................54

                           V

VoiceStream.........................................1
VoiceStream Merger..................................1
VoiceStream Merger Agreement........................1
VoiceStream Stockholder Agreements.................59

                           W

Warrants Trust......................................6
Warrants Trust Agreement....................1.05(h)-1
Warrants Trust Amount.......................1.05(h)-1
Warrants Trustee............................1.05(h)-1




                       Index-3

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of August 26, 2000, between DEUTSCHE TELEKOM AG, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany ("DT"), and POWERTEL, INC., a Delaware corporation ("POWERTEL") (each a "PARTY" and, together, the "PARTIES").

                                   WITNESSETH:

         WHEREAS, VoiceStream Wireless Corporation, a Delaware corporation ("VOICESTREAM"), and DT entered into an Agreement and Plan of Merger dated as of July 23, 2000 (as amended or modified from time to time, the "VOICESTREAM MERGER AGREEMENT"), providing for the acquisition of VoiceStream by DT (the "VOICESTREAM MERGER") and VoiceStream and Powertel are entering into a separate merger agreement dated as of the date hereof (as amended or modified from time to time (the "ALTERNATIVE MERGER AGREEMENT"), providing for the acquisition of Powertel by VoiceStream (the "ALTERNATIVE MERGER") if the VoiceStream Merger Agreement is terminated and certain other conditions are satisfied or waived;

         WHEREAS, the Management Board (VORSTAND) and the Supervisory Board (AUFSICHTSRAT) of DT and the Board of Directors of Powertel have determined that it is fair to and in the best interests of their respective companies and stockholders to consummate the strategic combination transaction provided for in this Agreement and the other transactions contemplated hereby in accordance with the laws of their respective jurisdictions of organization and have authorized the execution and delivery of this Agreement;

         WHEREAS, simultaneously with the execution and delivery of this Agreement and the Alternative Merger Agreement, as part of a single overall transaction, and to induce DT to enter into this Agreement, certain stockholders of Powertel are each entering into a stockholder agreement (collectively, the "POWERTEL STOCKHOLDER AGREEMENTS") with DT dated as of the date hereof;

         WHEREAS, for United States federal income tax purposes the parties intend that the Merger (as defined below) will qualify (i) as a reorganization within the meaning of Section 368(a) of the Code (as defined below) and (ii) for an exception to the general rule of Section 367(a)(1) of the Code; and

         WHEREAS, DT and Powertel desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, DT and Powertel hereby agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

         SECTION 1.01. Appointment of Escrow Agent and Formation of Merger Sub.
(a) As soon as practicable after the execution of this agreement, DT shall cause to be incorporated pursuant to Delaware Law, a corporation which shall be a constituent company in the Merger ("MERGER SUB"). DT shall own 100 percent of the outstanding capital stock of Merger Sub.

         (b) As soon as practicable after the date hereof, DT shall appoint a United States bank or trust company or other independent financial institution in the United States reasonably satisfactory to Powertel to act, inter alia, as escrow agent and exchange agent for the Merger and the delivery of the Merger Consideration (as defined below) to former stockholders of Powertel and the other Merger Consideration Recipients (as defined below) (the "ESCROW AGENT"). DT and Powertel shall enter into an escrow agency agreement with the Escrow Agent, in substantially the same form as the Escrow Agency Agreement to be entered into in connection with the VoiceStream Merger Agreement but with such changes as may be appropriate (the "ESCROW AGENCY AGREEMENT"), which agreement shall set forth the duties, responsibilities and obligations of the Escrow Agent consistent with the terms of this Agreement. Solely to accommodate the transactions described in this Article 1 and subject to the terms and conditions of the Escrow Agency Agreement, one day prior to the Effective Time DT shall cause the Escrow Agent to be registered, as DT's fiduciary (for the period prior to the Effective Time) as the record holder of all of the issued and outstanding shares of common stock, par value $.000001 per share, of Merger Sub (the "MERGER SUB COMMON STOCK").

         SECTION 1.02. The Merger. (a) Upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law, on the Closing Date (as defined below), Powertel will cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with Delaware Law (the "EFFECTIVE TIME").

         (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Powertel in accordance with Delaware Law (the "MERGER"), whereupon the separate existence of Merger Sub shall cease, Powertel shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Powertel, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger except as set forth in this Article 1. The Merger shall have the effects specified in Delaware Law.

         SECTION 1.03. The Closing. On the fifth Business Day after the last to be fulfilled or waived of the conditions set forth in Article 6 hereof (other than the conditions contained in Sections 6.02(c), 6.02(d), 6.02(e), 6.03(c), 6.03(d) and 6.03(e) so long as it is reasonably apparent that such conditions and the condition contained in Section 6.01(b) will be able to be satisfied at the Closing) shall be fulfilled or waived in accordance with this Agreement, the closing of the Merger (the "CLOSING") shall be held (but only after all of the conditions set forth in Article 6 shall have been satisfied or waived prior to the Effective Time) at such time as DT and Powertel shall agree (the "CLOSING DATE") at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York, unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to
Article 7 or unless another date, time or place is agreed to in writing by DT and Powertel.

         SECTION 1.04. The Merger Exchange.

         (a) Upon the terms and subject to the conditions of this Agreement and the Escrow Agency Agreement, as soon as possible after the Effective Time, (x) on the Closing Date, the Escrow Agent shall contribute, for the account of the former stockholders of Powertel, all of the issued and outstanding shares of the Surviving Corporation Common Stock (as defined below) to DT as a transfer in kind, and (y) DT shall deliver the Merger Consideration to the Escrow Agent for the account of (i) the former stockholders of Powertel, (ii) the Options Trustee (as defined in Annex 1.08(a)), (iii) the Warrants Trustee (as defined in Annex 1.05(h)) and (iv) the Eliska Partners Shares Trustee (as defined in Annex 1.05(i)) (collectively, the "MERGER CONSIDERATION RECIPIENTS"). DT and the Escrow Agent shall effect the foregoing in accordance with Sections 183 et seq. and 203 et seq. of the German Stock Corporation Act (AKTIENGESETZ) (the "GERMAN ACT") by registering the increase of the DT stated share capital with the commercial register (HANDELSREGISTER) for DT (the "COMMERCIAL REGISTER") as soon as possible after the Effective Time. In the event that, in connection with the performance of DT's obligations in this Section 1.04(a), on or prior to the Closing Date the Management Board of DT passes a resolution to increase the issued capital of DT in accordance with Article 5(2) of the Articles of Association of DT by such number of shares as is equal to the number of shares to be delivered as part of the Merger Consideration, and the Supervisory Board shall have consented thereto, then (i) the Escrow Agent shall promptly subscribe for such new ordinary shares of DT ("DT ORDINARY SHARES") to be issued as part of the Merger Consideration and shall promptly on the Closing Date make the contribution to DT referred to in the first sentence of this Section 1.04(a) and
(ii) the Management Board and the chairman of the Supervisory Board shall as soon as possible thereafter file the application for registration of the implementation of the capital increase with the Commercial Register, with the effect that, on registration of the capital increase in the Commercial Register, such new DT Ordinary Shares shall by operation of law be held solely by the Escrow Agent for delivery to and for the benefit of the Merger Consideration Recipients. At the Effective Time, the obligations of DT and the Escrow Agent under this Section 1.04(a) shall be unconditional.

         (b) Each share certificate (a "CERTIFICATE") formerly representing any Powertel Stock (as defined below) (other than Excluded Powertel Shares (as defined below)) shall thereafter represent only the right to receive the Merger Consideration as set forth in Section 1.05(b) and the right, if any, to receive pursuant to Section 1.09 cash in lieu of fractional DT Depositary Shares (as defined below) or fractional DT Ordinary Shares, as applicable, and any dividend or distribution pursuant to Section 1.06(f), in each case, without interest. The DT Ordinary Shares and the DT Depositary Shares issued as provided in Section
1.05 shall be of the same class and shall have the same rights as the currently outstanding DT Ordinary Shares and the currently outstanding DT Depositary Shares, respectively.

         SECTION 1.05. Conversion and Exchange of Shares. At the Effective Time:

         (a) Each share of common stock, par value $0.01 per share, of Powertel ("POWERTEL COMMON STOCK") and Powertel Preferred Stock (as defined below) owned by DT or Powertel immediately prior to the Effective Time (each, an "EXCLUDED POWERTEL SHARE") shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, be cancelled and retired without payment of any consideration therefor and shall cease to exist.

         (b) By virtue of the Merger and without any action on the part of the holder thereof (in each of the following cases other than Excluded Powertel Shares) and subject to the further provisions of this Section 1.05:

         (i) each share of Powertel Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 2.6353 validly issued, fully paid and nonassessable DT Ordinary Shares (the "COMMON STOCK EXCHANGE RATIO");

         (ii) each share of Powertel Series A Preferred Shares (as defined below) and Powertel Series B Preferred Shares (as defined below) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 121.9294 validly issued, fully paid and nonassessable DT Ordinary Shares (the "SERIES A AND B PREFERRED EXCHANGE RATIO");

         (iii) each share of Powertel Series D Preferred Shares (as defined below) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 93.0106 validly issued, fully paid and nonassessable DT Ordinary Shares (the "SERIES D PREFERRED EXCHANGE RATIO"); and

         (iv) each share of Powertel Series E Preferred Shares (as defined below) and Powertel Series F Preferred Shares (as defined below) issued and outstanding prior to the Effective Time shall be converted into the right to receive (A) 179.5979 validly issued, fully paid and non-assessable DT Ordinary Shares (the "SERIES E AND F PREFERRED EXCHANGE RATIO"), plus (B) a number of validly issued, fully paid and nonassessable DT Ordinary Shares equal to the product of the number of shares of Powertel Common Stock representing accrued or declared but unpaid dividends on such Powertel Series E Preferred Share or Powertel Series F Preferred Share (calculated as if the Closing Date were a dividend payment date), as the case may be, and the Common Stock Exchange Ratio.

The consideration payable pursuant to this paragraph (b) is referred to herein as the "MERGER CONSIDERATION."

         (c) Any DT Ordinary Shares constituting a portion of the Merger Consideration shall be delivered to the holders of Powertel Stock in the form of American depositary shares, each representing the right to receive one DT Ordinary Share (the "DT DEPOSITARY SHARES"). The DT Depositary Shares may be evidenced by one or more receipts ("DT ADRS") issued in accordance with the Deposit Agreement, dated as of November 18, 1996, as amended, among

DT, Citibank N.A., as Depositary (the "DEPOSITARY"), and the holders and beneficial owners from time to time of DT ADRs, as it may be further amended from time to time (the "DEPOSIT AGREEMENT"). Notwithstanding the foregoing, each Person who is entitled to receive DT Ordinary Shares as Merger Consideration shall be entitled, with respect to all or any portion of his Powertel Stock, to make an unconditional and irrevocable election (the "ORDINARY SHARE ELECTION") to receive DT Ordinary Shares in lieu of DT Depositary Shares. The Letter of Transmittal (as defined below) shall contain a form of Ordinary Share Election and shall be used by each holder of Powertel Stock who wishes to make an Ordinary Share Election.

         (d) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, be cancelled and retired. Immediately following the Effective Time, the Surviving Corporation shall issue to the Escrow Agent a number of shares of common stock, par value $0.000001 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") equal to the total number of Adjusted Fully Diluted Shares (as defined below) outstanding immediately prior to the Merger in consideration of the payment by the Escrow Agent to the Surviving Corporation of an amount equal to the product of the number of shares of Surviving Corporation Common Stock and the par value of such shares.

         (e) In consideration of the contribution to DT by the Escrow Agent of Surviving Corporation Common Stock pursuant to Section 1.04(a) hereof, DT shall issue, in accordance with Section 1.04(a), and deliver to the Escrow Agent, the maximum number of DT Ordinary Shares (including DT Ordinary Shares underlying DT Depositary Shares that are to be delivered as part of the Merger Consideration) that has become payable pursuant to Section 1.05 for delivery to the Merger Consideration Recipients entitled thereto.

         (f) If, between the date of this Agreement and the Effective Time, all of the outstanding DT Ordinary Shares, or more than 80% of the outstanding DT Ordinary Shares pursuant to an exchange offer for all outstanding shares, shall have been changed into or exchanged for a different number of shares or kind of shares of DT or another corporation or entity owning more than 80% of the DT Ordinary Shares, or the DT Ordinary Shares outstanding shall have changed, by reason of any reclassification, split-up, stock-split, reverse stock-split, stock dividend, stock combination, recapitalization or redenomination of share capital, merger or similar statutory procedure or pursuant to an exchange offer, or DT changes the number of DT Ordinary Shares represented by a DT Depositary Share, then the Common Stock Exchange Ratio, the Series A and B Preferred Exchange Ratio, the Series D Preferred Exchange Ratio, the Series E and F Preferred Exchange Ratio and the amount of any portion of the Merger Consideration that would otherwise be payable in DT Ordinary Shares and the issuer thereof and other definitions and provisions of this Agreement dependent thereon shall be appropriately adjusted.

         (g) In the event that the aggregate number of shares of Powertel Common Stock and the Powertel Common Stock Equivalents (as defined below) ("ADJUSTED FULLY DILUTED SHARES") exceeds the Maximum Share Amount as of the Effective Time, excluding, for purposes of this Section 1.05(g), Powertel Common Stock issuable after the date hereof and prior to the Effective Time in respect of dividends accrued on the Series E Preferred Shares and the Series F Preferred Shares, each of the Common Stock Exchange Ratio, the Series A and B Preferred Exchange Ratio, the Series D Preferred Exchange Ratio and the Series E and F Preferred Exchange Ratio shall be adjusted by multiplying each of the Common Stock Exchange Ratio, the Series A and B Preferred Exchange Ratio, the Series D Preferred Exchange Ratio and the Series E and F

Preferred Exchange Ratio by a fraction the numerator of which shall be the Maximum Share Amount and the denominator of which shall be the number of Adjusted Fully Diluted Shares as of the Effective Time. Except as described in the preceding sentence, the number of shares of Powertel Common Stock and Powertel Common Stock Equivalents for the purpose of such recalculation shall be determined in the same manner as described in SCHEDULE 2.03, including the shares of Powertel Stock actually outstanding and shares of Powertel Stock issuable (i) in exchange for Powertel Preferred Stock, (ii) pursuant to Powertel Stock Options (as defined below) and Powertel Warrants (as defined below), (iii) pursuant to Powertel Restricted Stock Awards (as defined below), (iv) in connection with the Eliska Put Rights, (v) pursuant to the Sonera Stock Purchase Agreement (as defined below) and (vi) any other Powertel Common Stock and Powertel Common Stock Equivalents outstanding as of the Effective Time. For purposes of this Section 1.05(g), the "Maximum Share Amount" means 55,784,000 shares; provided, however, that if prior to the Effective Time the Stock Purchase Agreement between Powertel and Sonera B.V. relating to the DiGiPH Transaction (the "SONERA STOCK PURCHASE AGREEMENT") or the Eliska Put or the Sonera Put shall have been terminated, the Maximum Share Amount shall be appropriately reduced.

         (h) Warrants. If all the warrants (the "POWERTEL WARRANTS") to purchase Powertel Common Stock issued by Powertel pursuant to the Warrant Agreement (the "POWERTEL WARRANT AGREEMENT") dated February 7, 1996 between Powertel and Bankers Trust Company, as warrant agent, shall not have been exercised prior to the Effective Time and any holder of such Powertel Warrants becomes entitled to DT Ordinary Shares after the Effective Time, such DT Ordinary Shares to which such holder of Powertel Warrants is entitled will be issued from a U.S. trust, as described in Annex 1.05(h) (which shall be in form and substance reasonably satisfactory to DT and Powertel, the "WARRANTS TRUST"), and to the extent any holder of Powertel Warrants becomes entitled to cash payment after the Effective Time, such cash payment to which such holder of Powertel Warrants is entitled will be paid by DT.

         (i) Eliska Partners.

         (i) To the extent that prior to the Effective Time, any of the Eliska Partners receives Powertel Common Stock in respect of its rights to sell its interest in the Eliska Joint Venture pursuant to (x) the Put Agreement dated May 30, 2000 between Powertel and Sonera Holding B.V. (the "SONERA PUT") or (y) the Put Agreement dated May 30, 2000 between Powertel, Eliska Wireless Investors I, L.P. ("ELISKA") and Sonera Holding B.V. (the "ELISKA PUT," and together with the Sonera Put, the "ELISKA PUT RIGHTS"), such Eliska Partner shall have all the rights with respect to such Powertel Common Stock which a Powertel stockholder has.

         (ii) To the extent that any of the Eliska Partners does not receive Powertel Common Stock prior to the Effective Time in respect of its Eliska Put Rights, such Eliska Partner shall be entitled to receive DT Ordinary Shares, DT Depositary Shares or cash as the case may be, pursuant to the Eliska Put Rights. To the extent that, on or after the Effective Time, an Eliska Partner is entitled to DT Ordinary Shares, such shares will be delivered from a U.S. trust, as described in Annex 1.05(i) (which shall be in form and substance reasonably satisfactory to DT and Powertel, the "ELISKA PARTNERS SHARES

     TRUST") and to the extent that such Eliska Partner is entitled to cash, such cash shall be paid by DT. The consideration payable to an Eliska Partner pursuant to this clause (ii) shall not constitute Merger Consideration for the purpose of this Agreement.

         (iii) Prior to the date hereof Powertel, DT and the Eliska Partners have entered into an agreement pursuant to which the Eliska Partners have consented to the assumption by DT of Powertel's obligations under the Eliska Put Rights and the treatment of the Eliska Put Rights as contemplated by this Agreement.

         SECTION 1.06. Surrender and Payment. (a) Promptly after the Effective Time, DT shall cause the Surviving Corporation to send, or will cause the Escrow Agent to send, to each holder of record as of the Effective Time of Powertel Stock (other than holders of Excluded Powertel Shares) a letter of transmittal which shall specify that the delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of a Certificate to the Escrow Agent, and instructions for use in effecting the surrender to the Escrow Agent of Certificates in exchange for the Merger Consideration (the "LETTER OF TRANSMITTAL"). The Letter of Transmittal shall contain such other terms and conditions as DT and Powertel may reasonably specify.

         (b) Each record holder of any Powertel Stock (other than Excluded Powertel Shares) shall, upon surrender to the Escrow Agent of a Certificate or Certificates representing such shares of Powertel Stock, together with a properly completed Letter of Transmittal covering the Powertel Stock represented by such Certificate or Certificates, without further action, be entitled to receive, and the Escrow Agent shall deliver (and DT shall cause the Escrow Agent to deliver) to each such holder, subject to Section 1.06(e) below, (i) the number of whole DT Depositary Shares or DT Ordinary Shares included in the Merger Consideration in respect of such Powertel Stock, subject to the provisions of Section 1.05, and (ii) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of Fractional Interests (as defined below) to be paid pursuant to Section 1.09, plus (B) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 1.06(f). Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole DT Depositary Shares or DT Ordinary Shares, as applicable, to which it is entitled pursuant to Section 1.05 and the applicable amounts of cash provided in the foregoing clause (ii) of the preceding sentence.

         (c) If any DT Depositary Shares or DT Ordinary Shares are to be delivered to a Person other than the registered holder of the Powertel Stock represented by a Certificate or Certificates surrendered with respect thereto, it shall be a condition to such issuance that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery shall pay to the Escrow Agent any transfer or other taxes required as a result of such delivery to a Person other than the registered holder of such Powertel Stock or establish to the satisfaction of the Escrow Agent that such tax has been paid or is not payable.

         (d) The stock transfer books of Powertel shall be closed after the close of trading on the National Market System (the "NASDAQ") on the trading day immediately prior to the Effective Time, and thereafter there shall be no further registration of transfers of Powertel Common Stock that were outstanding prior to the Effective Time. After the Effective Time,

Certificates presented to the Surviving Corporation for transfer shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         (e) Any DT Ordinary Shares issued and delivered in respect of Powertel Stock pursuant to this Article 1 and any cash in lieu of Fractional Interests to be paid pursuant to Section 1.09, plus any cash dividend or other distribution that such holder has the right to receive pursuant to Section 1.06(f) that remains unclaimed by any holder of Powertel Stock six months after the Effective Time, shall be held by the Escrow Agent (or a successor agent appointed by DT) or shall be delivered to the Depositary upon the instruction of DT and held by the Depositary, in either case subject to the instruction of DT, in an account or accounts designated for such purpose. None of DT, Merger Sub, Powertel, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Powertel Stock for any securities delivered or any amount paid by the Depositary, the Escrow Agent or its nominee, as the case may be, to a public official which it is so required to pay under applicable abandoned property laws. Any cash remaining unclaimed by holders of Powertel Stock five years after the Effective Time (or such earlier date immediately prior to such time as such cash would otherwise escheat to or become property of any Governmental or Regulatory Authority or as is otherwise provided by any applicable Legal Requirement (as defined below)) shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation or DT, as DT may determine.

         (f) No dividends or other distributions nor any voting rights with respect to securities of DT issuable to the Escrow Agent with respect to Powertel Stock shall be paid to or exercised by the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Subject to the effect of applicable Legal Requirements, upon such surrender, there shall be issued and/or paid to the holder of DT Depositary Shares or DT Ordinary Shares issued in exchange therefor, without interest and after giving effect to any required tax withholding, (A) at the time of such surrender, the dividends or other distributions payable with respect to such DT Depositary Shares or DT Ordinary Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such DT Depositary Shares or DT Ordinary Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of DT Depositary Shares or DT Ordinary Shares, all DT Depositary Shares and DT Ordinary Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time. Notwithstanding the foregoing, no dividends or other distributions nor any voting rights with respect to securities of DT issuable to the Escrow Agent for the account of the Options Trustee, the Warrants Trustee and the Eliska Partners Trustee shall be paid to or exercised by any such trustees.

         SECTION 1.07. [Reserved]

         SECTION 1.08. Treatment of Powertel Option Plans. (a) Subject to the consummation of the Merger, immediately prior to the Effective Time, each outstanding Powertel Stock Option will be converted (and such Powertel Stock Option will be extinguished) into a right to acquire (each, a "POWERTEL ROLLOVER OPTION") from a U.S. trust, as described in Annex 1.08(a) (which shall be in form and substance reasonably satisfactory to DT and Powertel, the "OPTIONS TRUST") on the same terms and conditions as were applicable under the Powertel Stock Option (but taking into account any changes thereto, including any acceleration thereof, provided for in the option award or in the Powertel Stock Option Plans listed on SCHEDULE 1.08 and applicable to such Powertel Stock Options by reason of this Agreement or the transactions contemplated hereby) that number of DT Ordinary Shares (the "POWERTEL OPTION AMOUNT") determined by multiplying the maximum number of shares of Powertel Common Stock subject to such Powertel Stock Option by the Common Stock Exchange Ratio, rounded if necessary to the nearest whole DT Ordinary Share at an exercise price per DT Ordinary Share equal to the exercise price per share of Powertel Common Stock in effect with respect to such Powertel Stock Option immediately prior to the Effective Time divided by the Common Stock Exchange Ratio. In order to implement the conversion of the Powertel Stock Options described above, the arrangements set forth in Annex 1.08(a) will be effected at the Effective Time. In the case of a Powertel Stock Option which is intended to be an incentive stock option under Section 422 of the Code, the adjustment in this Section 1.08 shall be modified if necessary to permit such Powertel Stock Option to continue to comply with Section 422 of the Code.

         (b) To the extent that any Person would otherwise be entitled to receive a fraction of a DT Ordinary Share pursuant to this Section 1.08, such fraction shall be treated in accordance with Section 1.09.

         (c) As soon as practicable after the Effective Time, DT shall cause to be delivered to the holders of Powertel Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Powertel Stock Option Plans and agreements evidencing the grants of such Powertel Stock Options (including that, in connection with the Merger and to the extent provided by the terms of the Powertel Stock Option Plans award agreements thereunder, the Powertel Stock Options subject to change of control vesting have become fully vested).

         (d) No later than the Effective Time, DT shall file or cause to be filed with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the DT Ordinary Shares and DT Depositary Shares which are subject to the Powertel Rollover Options as provided in Section 1.08(a), and shall use reasonable best efforts to maintain the current status of the prospectus associated therewith, as well as to comply with any applicable state securities or "blue sky" laws for so long as such options remain outstanding.

         SECTION 1.09. Fractional DT Depositary Shares and Fractional DT Ordinary Shares. No fraction of a DT Depositary Share or a DT Ordinary Share will be issued to holders of Powertel Stock, but each holder of Powertel Stock otherwise entitled to receive a fraction of a DT Depositary Share or DT Ordinary Share will be entitled to receive in accordance with the provisions of this
Section 1.09 from the Escrow Agent a cash payment in lieu of such fraction of a DT Depositary Share or DT Ordinary Share, as applicable (each a "FRACTIONAL INTEREST") representing such holder's proportionate interest in the net proceeds from the sale by the Escrow Agent on behalf of all such holders of the aggregate of the fractions of DT Depositary Shares and DT Ordinary Shares which would otherwise be issued ("EXCESS ADSS" and "EXCESS SHARES", respectively). The sale of the Excess ADSs and the Excess Shares by the Escrow Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") and the Frankfurt Stock Exchange (the "FSE"), respectively, through one or more member firms of the NYSE or the FSE, as the case may be, and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Powertel Stock otherwise entitled to receive Fractional Interests, the Escrow Agent will hold such proceeds in trust for such holders of Powertel Stock (the "POWERTEL STOCK TRUST"). DT shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Escrow Agent incurred in connection with such sale of the Excess ADSs and Excess Shares. The Escrow Agent shall determine the portion of the Powertel Stock Trust to which each holder of Powertel Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Powertel Stock Trust by a fraction, the numerator of which is the amount of Fractional Interests to which such holder of Powertel Stock is entitled and the denominator of which is the aggregate amount of Fractional Interests to which all holders of Powertel Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Powertel Stock in lieu of any Fractional Interests, the Escrow Agent shall make available such amounts to such holders of Powertel Stock without interest.

         SECTION 1.10. The Surviving Corporation. (a) The certificate of incorporation of Powertel in effect at the Effective Time as amended and restated to be identical to the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article 1 thereof shall be amended to read: "The name of the Corporation is Powertel Inc."

         (b) The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         (c) The directors of Merger Sub and the officers of Powertel immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, respectively, and such individuals shall serve in such positions until their successors shall have been duly elected and shall qualify.

         SECTION 1.11. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Escrow Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Escrow Agent will issue (or cause to be issued) in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any cash payable in lieu of Fractional Interests and any unpaid dividends or other distributions deliverable pursuant to Section 1.06(f) in respect of the Powertel Stock represented by such Certificate pursuant to this Agreement.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF POWERTEL

         Except as disclosed in Powertel Filed SEC Documents (as defined below) and except as set forth in the Powertel disclosure schedules attached to this Agreement (it being agreed that disclosure of any item in the schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is reasonably apparent), Powertel hereby represents and warrants as of the date hereof to DT as follows:

         SECTION 2.01. Organization. Each of Powertel and its Subsidiaries (collectively, the "POWERTEL SUBSIDIARIES") is a corporation or limited liability company duly organized, validly existing and is in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger. Powertel and each of the Powertel Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger. Powertel has delivered to DT complete and correct copies of the Restated Certificate of Incorporation of Powertel and Restated By-laws of Powertel and has made available to DT the certificate of incorporation and by-laws (or similar organizational documents) of each of the Powertel Subsidiaries.

         SECTION 2.02. Subsidiaries. SCHEDULE 2.02 lists each Powertel Subsidiary and any Investment Entity. All of the outstanding shares of capital stock of each Powertel Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Powertel Subsidiary are owned by Powertel or by another Powertel Subsidiary free and clear of all Liens, except for Liens which are granted to secure indebtedness and are disclosed in SCHEDULE 2.02. Except as set forth in
SCHEDULE 2.02, (i) Powertel and the Powertel Subsidiaries have no material ongoing obligations, agreements, commitments, rights, understandings or arrangements with respect to any Investment Entities, including funding obligations; and (ii) all Investment Interests are owned by Powertel or the Powertel Subsidiaries free and clear of all Liens. Except as set forth in
SCHEDULE 2.02 and except for the capital stock owned by Powertel, directly or indirectly, in the Powertel Subsidiaries, neither Powertel nor any of the Powertel Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity.

         SECTION 2.03. Capital Structure. The authorized capital stock of Powertel consists of 401,000,000 shares of capital stock of which 400,000,000 shares are authorized to be issued as Powertel Common Stock and 1,000,000 shares are authorized to be issued as Powertel Preferred Stock. As of the close of business on August 18, 2000, Powertel had 31,381,461 shares of Powertel Common Stock issued and outstanding (not including 75,272 shares of restricted stock issued under the Restricted Stock Plan). The series of Powertel Preferred Stock and the number of designated, issued and outstanding shares, the current exchange ratio and the number of shares of Powertel Common Stock issuable upon conversion as of the close of business on August 18, 2000 were as follows:

                                                    DESIGNATED,
                                                    ISSUED AND    CURRENT
                                                   OUTSTANDING    EXCHANGE    COMMON STOCK
                     SERIES                           SHARES      RATIO(1)    EQUIVALENTS
                     ------                           ------      --------    -----------
Series A Convertible Preferred Stock ("SERIES A      100,000      46.26774     4,626,774
     PREFERRED SHARES")

Series B Convertible Preferred Stock ("SERIES B      100,000      46.26774     4,626,774
     PREFERRED SHARES")

Series C Convertible Preferred Stock ("SERIES C        -- (2)           --            --
     PREFERRED SHARES")

Series D Convertible Preferred Stock ("SERIES D       50,000      35.29412     1,764,706
     PREFERRED SHARES")

Series E 6.5% Cumulative Convertible Preferred        50,000      68.15084     3,407,542
     Stock ("SERIES E PREFERRED SHARES")(3)

Series F 6.5% Cumulative Convertible Preferred        50,000      68.15084     3,407,542
     Stock ("SERIES F PREFERRED SHARES")(3)

---------------------

(1) Subject to applicable adjustments set forth in the related Certificate of Designations.

(2) 50,000 shares initially designated as Series C Preferred Shares have been converted to Powertel Common Stock.

(3) The Series E Preferred Shares and Series F Preferred Shares bear cumulative dividends that accrue on a daily basis at an annual rate of 6.5% of the initial purchase price of such shares.

         The Series A, B, C, D, E, and F Preferred Shares are hereinafter collectively referred to as the "POWERTEL PREFERRED STOCK" and, with the Powertel Common Stock, the "POWERTEL STOCK" . As of the close of business on August 18, 2000: (i) 56,438 shares of Powertel Common Stock were held by Powertel in treasury; (ii) an aggregate of 17,833,338 shares of Powertel Common Stock were reserved for issuance upon conversion of Powertel Preferred Stock;
(iii) an aggregate of 2,152,602 shares of Powertel Common Stock were reserved for issuance upon exercise of outstanding stock options (the "POWERTEL STOCK OPTIONS") granted under the Amended and Restated 1991 Employee Stock Option Plan (the "1991 PLAN"), the Amended Nonemployee Stock Option Plan (the "NONEMPLOYEE OPTION PLAN") and the 2000 Stock Option and Incentive Plan (the "2000 PLAN" and with the 1991 Plan and the Nonemployee Option Plan, the "POWERTEL STOCK OPTION PLANS"); (iv) 75,272 shares of Powertel Common Stock were reserved for issuance pursuant to outstanding Powertel Restricted Stock Awards granted under the 1995 Employee Restricted Stock Plan (the "RESTRICTED STOCK PLAN"); (v) 3,446,340 shares of Powertel Common Stock remained available for issuance pursuant to future stock option grants and restricted stock awards under the 2000 Plan; (vi) 966,688 shares of Powertel Common Stock were reserved for issuance pursuant to outstanding Powertel Warrants, which have an exercise price of $16.9546 per share, subject to adjustment; and (vii) an aggregate of 30,142 shares of Powertel Common Stock are reserved for accrued but unpaid dividends on the Series E Preferred Shares and Series F Preferred Shares. SCHEDULE 2.03 sets forth a complete and accurate schedule of all Powertel Stock Options and their respective shares, vesting schedules, exercise prices and expiration dates that are outstanding on the date hereof (provided, that with respect to Powertel employees below the director level, such list need only set forth the aggregate number of options with the weighted average exercise prices at which grants have been made and need not specify grants by grantee). Except as set forth above and in SCHEDULES 2.02 and 2.03, as of the date hereof, no shares of Powertel Stock or shares of capital stock of any Powertel Subsidiary were issued, reserved for issuance or outstanding and there are no stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital stock ("POWERTEL STOCK RIGHTS") of Powertel or any Powertel Subsidiary. The Powertel Preferred Stock, the Powertel Stock Options, the Powertel Warrants, the Eliska Put Rights, the Powertel Stock Rights and any other security convertible into, or exercisable or exchangeable for, Powertel Common Stock (each of which shall be determined on an as-if-converted, exercised or exchanged basis) are herein referred to as "POWERTEL COMMON STOCK EQUIVALENTS." Each outstanding share of Powertel Stock is, and each share of Powertel Stock which may be issued pursuant to the Powertel Benefit Plans and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Powertel or any Powertel Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which Powertel's stockholders may vote. Except as set forth above or in SCHEDULE 2.02 OR SCHEDULE 2.03, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating Powertel or any of the Powertel Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Powertel Common Stock Equivalents or stock equivalents of any of the Powertel Subsidiaries or obligating Powertel or any of the Powertel Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         Except as set forth in SCHEDULE 2.02 OR SCHEDULE 2.03, as of the date of this Agreement, there are no outstanding contractual obligations of Powertel or any of the Powertel Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Powertel or any of the Powertel Subsidiaries.

         Between August 18, 2000 and the date of this Agreement, no Powertel Common Stock or Powertel Common Stock Equivalents have been issued or granted, except issuances of Powertel Common Stock upon the exercise of Powertel Stock Options or Powertel Warrants outstanding on August 18, 2000, and grants of new Powertel Stock Options to new employees or employees granted promotion in the ordinary course of business, provided that such shares of Powertel Common Stock underlying such new Powertel Stock Options will not exceed 50,000 shares.

         SECTION 2.04. Authority. The Board of Directors of Powertel, at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement, the Merger and the Powertel Stockholder Agreements, (ii) determining that the Merger is fair to and in the best interests of Powertel's stockholders and (iii) recommending that Powertel's stockholders approve and adopt this Agreement. Powertel has requisite corporate power and authority to execute and deliver this Agreement and the other agreements to which it is a party that are referenced herein and, subject to the adoption and approval of this Agreement by
(i) a majority of the votes entitled
to be cast by the holders of all outstanding shares of Powertel Common Stock and Series A Preferred Shares, voting on an as-if-converted to Powertel Common Stock basis and voting together with the holders of Powertel Common Stock as a single class, and (ii) two-thirds of each class of the Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, each such class of preferred stock voting as a single class (collectively, the "POWERTEL STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Powertel and the consummation by Powertel of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Powertel, subject to the Powertel Stockholder Approval. This Agreement has been duly executed and delivered by Powertel and (assuming the valid authorization, execution and delivery of this Agreement by DT ) constitutes the valid and binding obligation of Powertel enforceable against Powertel in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights and remedies generally, and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 2.05. No Conflict; Required Filings and Consents. (a) Except as set forth in subsection (b) below or as set forth in SCHEDULE 2.05, neither the execution, delivery or performance (assuming such performance occurred on the date hereof) of this Agreement by Powertel nor the consummation by Powertel of the transactions contemplated hereby will (i) violate or conflict with the Restated Certificate of Incorporation or Restated By-laws of Powertel or of the similar organizational documents of any of the Powertel Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Powertel or any of the Powertel Subsidiaries is a party or by which any of their properties are bound,
(iii) violate any law, court order, judgment, decree or regulation applicable to Powertel or any of the Powertel Subsidiaries or by which any of their respective properties are bound, or (iv) result in the creation or imposition of any Lien on any asset of Powertel or the Powertel Subsidiaries, except in the case of clauses (ii), (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger.

         (b) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, state securities or "Blue Sky" laws, the Exchange Act, the Communications Act, the HSR Act, Council Regulation (EEC) No. 4064/89, if applicable, Delaware Law, the rules, regulations and published decisions of the FAA, the FCC and state public utility or service commissions or similar agencies, or the rules and regulations of the Nasdaq or as specified in SCHEDULE 2.05 (collectively, "POWERTEL REQUIRED APPROVALS"), neither the execution, delivery or performance of this Agreement by Powertel nor the consummation by Powertel of the transactions contemplated hereby will require any filing with, or permit, authorization, consent or approval of, any Governmental or Regulatory Authority (except where the failure to obtain such permit, authorization, consent or approval or to make such filings could not reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger).

         SECTION 2.06. SEC Filings; Financial Statements. Powertel has filed with the SEC all documents required to be filed by it since January 1, 1997 under the Securities Act or the Exchange Act (the "POWERTEL SEC DOCUMENTS"). As of their respective filing dates, the Powertel SEC Documents were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) none of the Powertel SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Powertel included in the Powertel SEC Documents have been prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Powertel and the consolidated Powertel Subsidiaries as of the respective dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         SECTION 2.07. Absence of Certain Changes or Events. Except as disclosed in SCHEDULE 2.07 or in the documents filed by Powertel with the SEC and publicly available prior to the date of this Agreement (the "POWERTEL FILED SEC DOCUMENTS"), since December 31, 1999, Powertel and the Powertel Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past practices, and there has not been (i) any Material Adverse Change with respect to Powertel, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regularly scheduled dividends on the Series E Preferred Shares and Series F Preferred Shares) or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Powertel affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

         SECTION 2.08. Information Provided by Powertel. None of the information supplied or to be supplied by Powertel specifically for inclusion or incorporation by reference in (i) the DT Registration Statement or (ii) the proxy statement/prospectus (together with any amendments or supplements thereto, the "POWERTEL PROXY STATEMENT") relating to the Powertel Stockholders' Meeting (as defined below) and the prospectus included in the DT Registration Statement for the distribution of DT Ordinary Shares or DT Depositary Shares pursuant to the Merger, will, in the case of the DT Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or in the case of the Powertel Proxy Statement, at the time of the mailing of the Powertel Proxy Statement or the time of the Powertel

Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The DT Registration Statement will comply (with respect to Powertel) as to form in all material respects with the requirements of the Securities Act, and the Powertel Proxy Statement will comply (with respect to Powertel) as to form in all material respects with the requirements of the Exchange Act. None of the information supplied or to be supplied by or on behalf of Powertel for inclusion or incorporation by reference in the German Listing Prospectus will, at the time the German Listing Prospectus is published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Powertel for inclusion or incorporation by reference in the auditor's report to be prepared pursuant to Section 183(3) of the German Act will, at the time the report is filed with the Commercial Register, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by or on behalf of Powertel pursuant to Section 5.06(d) will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Powertel makes no representation or warranty with respect to any information supplied by DT or any other Person who is not an Affiliate of Powertel that is contained in the DT Registration Statement, Powertel Proxy Statement, the German Listing Prospectus or the auditor's report to be prepared pursuant to Section 183(3) of the German Act.

         SECTION 2.09. Permits; Compliance with Laws. (a) Each of Powertel and the Powertel Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental or Regulatory Authority necessary for Powertel or any of the Powertel Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "POWERTEL PERMITS"), except where the failure to have any of the Powertel Permits could not, individually or in the aggregate, have a Material Adverse Effect on Powertel, and, as of the date of this Agreement, no suspension or cancellation of any of the Powertel Permits is pending or, to the Knowledge of Powertel, threatened, except where the suspension or cancellation of any of the Powertel Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Powertel. The business of Powertel and the Powertel Subsidiaries is not being conducted in violation of any applicable law, ordinance regulation, judgement, order or decree of any Governmental or Regulatory Authority ("LEGAL REQUIREMENTS"), except for possible violations that could not reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger. None of the representations made in this Section 2.09 are being made with respect to Environmental Laws.

         (b) Except as set forth in SCHEDULE 2.09:

         (i) Powertel and each of the Powertel Subsidiaries holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued or to be issued by the FCC to such entity for the operation of their respective businesses, all of which are set forth in SCHEDULE 2.09(B)(I) (the "POWERTEL FCC LICENSES"). Each of the Powertel FCC Licenses that is subject to restrictions under Section 310(b) of the Communications Act is held by a Powertel Subsidiary.

         (ii) The Powertel FCC Licenses are valid and in full force and effect, and neither Powertel nor any of the Powertel Subsidiaries is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the Powertel FCC Licenses. As used herein, the term "full force and effect" means that (A) the orders issuing the Powertel FCC Licenses have become effective, (B) no stay of effectiveness of such orders has been issued by the FCC, and (C) the Powertel FCC Licenses have not been invalidated by any subsequent published FCC action.

         (iii) All material reports and applications required by the Communications Act or required to be filed with the FCC by Powertel or any of the Powertel Subsidiaries have been filed and are accurate and complete in all material respects.

         (iv) Powertel and the Powertel Subsidiaries are, and have been, in compliance in all material respects with, and the wireless communications systems operated pursuant to the Powertel FCC Licenses are and have been operated in compliance in all material respects with, the Communications Act.

         (v) There is not pending or, to Powertel's Knowledge, threatened as of the date hereof any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of Powertel or any of the Powertel Subsidiaries which is reasonably likely to result in the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Powertel FCC License or imposition of any substantial fine or forfeiture against Powertel or any of the Powertel Subsidiaries.

         (vi) No facts are known to Powertel or the Powertel Subsidiaries which if known by a Governmental or Regulatory Authority of competent jurisdiction would present a substantial risk that any Powertel FCC License could be revoked, cancelled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against Powertel or any of the Powertel Subsidiaries.

         (vii) Powertel and the Powertel Subsidiaries have not made any material misstatements of fact, or omitted to disclose any fact, to any Government Entity or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could reasonably be expected to subject any material Powertel FCC Licenses to revocation or failure to renew, except to the extent that such revocation or failure to renew would not have a Material Adverse Effect on Powertel or the transactions contemplated by this Agreement.

         SECTION 2.10. Tax Matters. Except as set forth in SCHEDULE 2.10 or as would not have a Material Adverse Effect on Powertel: (i) Powertel and each of the Powertel Subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns required to be filed by them either on a separate or combined or consolidated basis; (ii) all such Tax Returns are correct in all respects and accurately disclose in all respects all Taxes required to be paid for the periods covered thereby; (iii) Powertel and the Powertel Subsidiaries have paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the Powertel SEC Documents reflect an adequate reserve as determined in accordance with GAAP for all material Taxes payable by Powertel and the Powertel Subsidiaries and not yet due (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) none of Powertel or any Powertel Subsidiary has waived in writing any statute of limitations in respect of Taxes; (v) there is no action, suit, investigation, audit, claim or assessment that has been formally commenced or proposed to Powertel in writing with respect to Taxes of Powertel or any of the Powertel Subsidiaries where an adverse determination is reasonably likely; (vi) there are no Liens for Taxes upon the assets of Powertel or any Powertel Subsidiary except for Liens relating to current Taxes not yet due; (vii) all Taxes which Powertel or any Powertel Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of Powertel or such Powertel Subsidiary; (viii) neither Powertel nor any Powertel Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (ix) no deduction of any amount that would otherwise be deductible by Powertel or any of the Powertel Subsidiaries with respect to taxable periods ending on or before the Effective Time could be disallowed under
Section 162(m) of the Code; (x) neither Powertel nor any of the Powertel Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (a) in the two years prior to the date of this Agreement or (b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger; (xi) neither Powertel nor any of the Powertel Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (xii) neither Powertel nor DT will be obligated to make a payment, in connection with the transactions contemplated hereunder or otherwise, to any employee or former employee of, or individual providing services to, Powertel or Powertel Subsidiaries that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future; and (xiii) none of Powertel, the Powertel Subsidiaries or DT will be obligated to pay any excise taxes or similar taxes imposed on any employee or former employee of, or individual providing services to, Powertel or the Powertel Subsidiaries under Section 4999 of the Code or any similar provisions as a result of the consummation of the transactions contemplated hereby, either alone or in connection with any other event.

         SECTION 2.11. Liabilities. Except as set forth in Powertel Filed SEC Documents or SCHEDULE 2.11, and as permitted by this Agreement and the Alternative Merger Agreement, Powertel and the Powertel Subsidiaries, taken as a whole, do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Powertel and the Powertel Subsidiaries or in the notes thereto, other than (i) liabilities and obligations incurred in the ordinary course of business since December 31, 1999 or (ii) liabilities arising after December 31, 1999 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Powertel.

         SECTION 2.12. Benefit Plans; Employees and Employment Practices.

         (a) Except as disclosed in the Powertel Filed SEC Documents or SCHEDULE 2.12(A) or to the extent required by law or required to maintain in compliance with provisions of the Code, neither Powertel nor any of the Powertel Subsidiaries has adopted or amended in any material respect any ERISA Benefit Plan since the date of the most recent audited financial statements included in the Powertel Filed SEC Documents. Except as set forth in SCHEDULE 2.12(A), Powertel does not have any commitment to create, adopt or contribute to any Powertel Benefit Plan. Except as disclosed in SCHEDULE 2.12(A) or in the Powertel Filed SEC Documents, as of the date of this Agreement, there exist no material employment, consulting, severance, bonus, incentive or termination agreements between Powertel or any of the Powertel Subsidiaries and any current or former employee, officer or director of Powertel or any of the Powertel Subsidiaries.

         (b) SCHEDULE 2.12(B) contains a list of all the material Powertel Benefit Plans. None of Powertel, any of the Powertel Subsidiaries, any officer of Powertel or any of the Powertel Subsidiaries or any of the ERISA Benefit Plans has on or before the date of this Agreement engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any ERISA Benefit Plan that could reasonably be expected to subject Powertel, any of the Powertel Subsidiaries or any officer of Powertel or any of the Powertel Subsidiaries to any Tax on prohibited transactions imposed by Section 4975 of the Code or to any liability under Section 502(i) or (l) of ERISA where such Tax or liability has or would be reasonably expected to have a Material Adverse Effect on Powertel. No ERISA Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I or ERISA), whether or not waived. Neither Powertel nor any of the Powertel Subsidiaries has incurred and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any ERISA Benefit Plan. No assets of Powertel or any of the Powertel Subsidiaries are subject to liens arising under ERISA or the Code on account of any ERISA Benefit Plan, neither Powertel nor any of the Powertel Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under
Section 307 of ERISA, and, to Powertel's Knowledge, no event has occurred that could give rise to any such lien or a requirement to provide any such security. Except as disclosed in SCHEDULE 2.12(B), none of Powertel, the Powertel Subsidiaries or any ERISA Affiliate has at any time during the five-year period preceding the date hereof contributed to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

         (c) Except as disclosed in SCHEDULE 2.12(C), and except for such matters as could not be reasonably expected to have a Material Adverse Effect on Powertel, to the extent applicable, (i) each ERISA Benefit Plan complies with the requirements of ERISA and the Code, (ii) each ERISA Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred since the date of that determination that could reasonably be expected to adversely affect the qualified status of such plan and its related trust is tax-exempt and has been so since its creation, and (iii) each Powertel Benefit Plan has been maintained, administered and operated in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Powertel Benefit Plans.

         (d) Except as disclosed in SCHEDULE 2.12(D), all material contributions, reserves or premium payments under or to Powertel Benefit Plans, accrued to the date hereof have been made or provided for.

         (e) Except as disclosed in SCHEDULE 2.12(E), and except for any liability as could not be reasonably expected to have a Material Adverse Effect on Powertel, Powertel has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Powertel, or any entity which is considered one employer with Powertel under Section 4001 of ERISA.

         (f) Except as disclosed in SCHEDULE 2.12(F) neither Powertel nor any of the Powertel Subsidiaries has any obligation to provide retiree health or welfare benefits for any current or former employee under any Powertel Benefit Plan, except as required by Part 6 of Title I of ERISA or to avoid excise taxes under Section 4980B of the Code, and the terms of Powertel Benefit Plans permit Powertel to amend or terminate such Powertel Benefit Plans at any time without incurring liability thereunder.

         (g) Except as disclosed in SCHEDULE 2.12 (G), Powertel has not engaged in, nor is it a successor or parent corporation to an entity that has engaged in a transaction described in Section 4069 of ERISA.

         (h) Except as disclosed in SCHEDULE 2.12(H), the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Powertel or any of the Powertel Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Powertel Benefit Plan being established or becoming accelerated, vested or payable; or (iii) "reportable event" (as defined in Section 4043 of ERISA) with respect to any ERISA Benefit Plan subject to Title IV of ERISA.

         (i) Except as disclosed in SCHEDULE 2.12(I), as of the date of this Agreement there are no pending disputes, arbitrations, claims, suits, grievances or, to the Knowledge of Powertel, governmental audits involving a Powertel Benefit Plan (other than routine claims for benefits payable under any such Powertel Benefit Plan or routine audits) that would reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect on Powertel.

         (j) SCHEDULE 2.12(J) contains a list setting forth the name and current annual salary and other material compensation payable to each Significant Employee, and the profit sharing, bonus or other form of additional cash compensation paid or payable by Powertel or the Powertel Subsidiaries to or for the benefit of each such person for the current fiscal year. Except as set forth in SCHEDULE 2.12(J), there are no oral or written contracts, agreements or arrangements obligating Powertel or any of the Powertel Subsidiaries to increase the compensation or benefits presently being paid or hereafter payable to any Significant

Employees or any oral employment or consulting or similar arrangements regarding any Significant Employee that are not terminable without liability on thirty days' or less prior notice. SCHEDULE 2.12(J) lists all written employment and consulting agreements with respect to any Significant Employee. Powertel has provided true and correct copies of all employment agreements listed on SCHEDULE 2.12(J). Except for severance or retention obligations to Significant Employees set forth in SCHEDULE 2.12(J) or as otherwise set forth on SCHEDULE 2.12(J), there is not due or owing and there will not be due and owing at the Effective Time to any Significant Employees, any sick pay, severance pay (whether arising out of the termination of a Significant Employee prior to, on, or subsequent to the Effective Time), compensable time or pay, including salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Effective Time the aggregate amount of which exceeds $50,000 for any Significant Employee. Except as disclosed in SCHEDULE 2.12(J) and other than claims made in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $500,000 neither Powertel nor any of the Powertel Subsidiaries have any liability arising out of claims made or suits brought (including workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Significant Employee, or other employment matter to the extent attributable to an event occurring or a state of facts existing on or prior to the Effective Time.

         (k) Except as set forth on SCHEDULE 2.12(K), Powertel and each of the Powertel Subsidiaries (i) is in compliance with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Powertel Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect on Powertel or any of the Powertel Subsidiaries or their financial condition or business; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Powertel Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would reasonably be expected to not have a Material Adverse Effect on Powertel; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Powertel Employees.

         (l) Except as disclosed in SCHEDULE 2.12(L), as of the date of this Agreement there are no controversies, strikes, work stoppages or disputes pending or to Powertel's Knowledge threatened against Powertel or any of the Powertel Subsidiaries, and no organizational effort by any labor union or other collective bargaining unit currently is under way with respect to any employee, which in any such case would reasonably be expected to have a Material Adverse Effect on Powertel. None of Powertel or any of the Powertel Subsidiaries is a party to a collective bargaining agreement. Except as set forth in SCHEDULE 2.12(L), there is no, and there is not threatened, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Powertel Employee including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Powertel. There has been no engagement in any unfair labor practices by Powertel or the Powertel Subsidiaries within the meaning of the National Labor Relations Act which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Powertel.

         SECTION 2.13. Litigation. Except as disclosed in SCHEDULE 2.13 or in the Powertel Filed SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to Powertel's Knowledge, threatened, against Powertel or any of the Powertel Subsidiaries before any Governmental or Regulatory Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Powertel or prevent or materially delay the consummation of the Merger. Except as disclosed in SCHEDULE 2.13 or in the Powertel Filed SEC Documents, neither Powertel nor any of the Powertel Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Powertel.

         SECTION 2.14. Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Powertel, or would not otherwise require disclosure pursuant to the Securities Act or Exchange Act, (i) each of Powertel and the Powertel Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Powertel or any of the Powertel Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) to Powertel's Knowledge, no Hazardous Substances were present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by Powertel or any of the Powertel Subsidiaries during the period of ownership or operation by Powertel or any of the Powertel Subsidiaries; (iv) to Powertel's Knowledge, neither Powertel nor any of the Powertel Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Powertel nor any of the Powertel Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that Powertel or any of the Powertel Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); and (vi) to Powertel's Knowledge, neither Powertel nor any of the Powertel Subsidiaries is subject to any orders, decrees, injunctions or other arrangements (other than those of general applicability not specifically related to Powertel) with any Governmental or Regulatory Authority or regulatory authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances (except for such agreements entered into by Powertel in the ordinary course of business).

         SECTION 2.15. Section 203 of the Delaware Law. The Board of Directors of Powertel has approved this Agreement, the Merger and the Stockholders Agreement and the transactions contemplated hereby, with the effect that the restrictions on business combinations contained in Section 203 of the Delaware Law will not apply to DT as a result of this Agreement, the Merger and the Stockholders Agreement. To Powertel's Knowledge, (i) no anti-takeover statute or similar law of Georgia or Delaware imposes restrictions which could reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Agreement, and (ii) no "control share acquisition," "fair price," "moratorium" or other anti-takeover laws or regulations enacted under Georgia or Delaware law ("TAKEOVER LAW") are applicable to Powertel apply to this Agreement or any of the transactions related thereto.

         SECTION 2.16. Intellectual Property. Except as set forth in the Powertel Filed SEC Documents or in SCHEDULE 2.16, the Intellectual Property Rights consist solely of items and rights which are: (i) owned by Powertel or the Powertel Subsidiaries, (ii) in the public domain or (iii) rightfully used by Powertel or the Powertel Subsidiaries pursuant to a license, and, with respect to Intellectual Property Rights owned by Powertel or the Powertel Subsidiaries, Powertel or the Powertel Subsidiaries own the entire right, title and interest in and to such Intellectual Property Rights free and clear of any Liens. Powertel and the Powertel Subsidiaries have all rights in the Intellectual Property Rights necessary to carry out their businesses substantially as currently conducted except as could not reasonably be expected to have a Material Adverse Effect on Powertel. The Intellectual Property Rights do not infringe on any proprietary right of any Person, except to the extent that any such infringement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Powertel. As of the date of this Agreement, no claims against Powertel or any Powertel Subsidiary (or to Powertel's Knowledge, against any other holder of Intellectual Property Rights)
(x) challenging the validity, effectiveness, or ownership by Powertel or the Powertel Subsidiaries of any of the Intellectual Property Rights, or (y) to the effect that the Intellectual Property Rights infringe or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to Powertel's Knowledge, are threatened by any person nor to Powertel's Knowledge are there any valid grounds for any bona fide claim of any such kind. To Powertel's Knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee or former employee of Powertel or the Powertel Subsidiaries.

         SECTION 2.17. Opinion of Financial Advisor. The Board of Directors of Powertel has received the oral opinion of Morgan Stanley Dean Witter & Co. ("POWERTEL FINANCIAL ADVISOR"), on the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by Powertel's stockholders is fair to Powertel's stockholders from a financial point of view.

         SECTION 2.18. Brokers. Except for the Powertel Financial Advisor, the fees and expenses of which will be paid by Powertel (and are reflected in agreements with Powertel, a true and correct copy of which has been furnished to, and accepted by, DT), no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Powertel. In no event shall the amounts paid or payable by Powertel to the Powertel Financial Advisor in connection with the transactions contemplated by this Agreement exceed $28,000,000.

         SECTION 2.19. Tax Status. To the Knowledge of Powertel after due investigation, neither Powertel nor any of its Affiliates has taken any action or failed to take any action which action or failure would (i) jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the stockholders of Powertel, other than any such stockholder that would be a "five-percent transferee shareholder" of DT (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)) following the Merger, to recognize gain pursuant to Section 367(a) of the Code. To the Knowledge of Powertel after due investigation, there are no facts or circumstances relating to Powertel or its Affiliates, including any covenants or undertakings of Powertel pursuant to this Agreement, that would prevent Morris, Manning & Martin, LLP from delivering the opinion referred to in Section 6.02(d) as of the date hereof.

         SECTION 2.20. Contracts. Except as set forth in the Powertel Filed SEC Documents or in SCHEDULE 2.20, and except for this Agreement, the Alternative Merger Agreement and the agreements referenced hereby and thereby, neither Powertel nor any of the Powertel Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment the loss or termination of which could have a Material Adverse Effect on Powertel; (ii) any non-competition agreement or any similar agreement or obligation which materially limits or could materially limit Powertel or any of the Powertel Subsidiaries from engaging in the business of providing wireless communications services or from developing wireless communications technology anywhere in the world or (iii) any management agreement, technical services agreement or other agreement whereby Powertel or any of the Powertel Subsidiaries is providing or is required to provide management or technical services to any other Person. Taken as a whole, the contracts and agreements required to be filed by Powertel with the SEC together with the contracts and agreements required to be set forth on SCHEDULE 2.20 are collectively referred to as the "POWERTEL CONTRACTS". With such exceptions as, individually or in the aggregate, have not had, and could not be reasonably expected to have, a Material Adverse Effect on Powertel, (x) each of the Powertel Contracts is valid and in full force and effect (except to the extent they have previously expired with no residual obligation in accordance with their terms), and (y) except as set forth in SCHEDULE 2.20, neither Powertel nor any of the Powertel Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Powertel Contract. To the knowledge of Powertel, no counterparty to any such Powertel Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such Powertel Contract, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect on Powertel. Neither Powertel nor any of the Powertel Subsidiaries is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of Powertel or the Powertel Subsidiaries. Powertel has provided or made available to DT a copy of each agreement described in item (i), (ii) and (iii) above. The designation or definition of Powertel Contracts for purposes of this SECTION 2.20 and the disclosures made pursuant hereto shall not be construed or utilized to expand, limit or define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

         SECTION 2.21. Vote Required. The only vote of the holders of any class or series of capital stock of Powertel necessary to approve this Agreement and the transactions contemplated hereby is the Powertel Stockholder Approval. As of the date hereof, the Powertel Principal Stockholders have the requisite voting power to satisfy the Powertel Stockholder Approval.

         SECTION 2.22. Transactions with Affiliates. Except as described in
SCHEDULE 2.22 or in the Powertel Filed SEC Documents, to Powertel's Knowledge, no director or executive officer of Powertel or any 5% or greater stockholder of Powertel is at the date hereof a party to any transaction with Powertel or any of the Powertel Subsidiaries in which the amount involved exceeds $60,000, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from Powertel or any of the Powertel Subsidiaries.

                                   ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF DT

         Except as disclosed in the DT Filed SEC Documents and except as set forth in the DT disclosure schedules attached to this Agreement (it being agreed that disclosure of any item in the schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such is reasonably apparent), DT hereby represents and warrants as of the date hereof to Powertel as follows:

         SECTION 3.01. Organization; Subsidiaries. DT and each of its Significant Subsidiaries, as listed on SCHEDULE 3.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of DT and its Subsidiaries has the requisite corporate power and authority and any necessary franchise, grant, authorization, license, permit, easement, variance, exception, consent, certificate, approval and order of any Governmental or Regulatory Authority necessary for DT or any of its Subsidiaries to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted (the "DT PERMITS") , and is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on DT or materially delay the consummation of the Merger.

         SECTION 3.02. Certificate of Incorporation and Bylaws. DT is an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany. DT has heretofore furnished, or otherwise made available, to Powertel a complete and correct copy of the Memorandum and Articles of Association (SATZUNG) and Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG), each as amended to the date hereof, of DT. Such Memoranda and Articles of Association (SATZUNG), Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG), are in full force and effect. DT is not in violation of any of the provisions of its Memorandum or Articles of Association (SATZUNG) or, in any material respect, its Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG).

         SECTION 3.03. Capital Structure. (a) As of the date hereof, DT's stated share capital (GRUND KAPITAL) amounts to Euro7,755,786,327.04 divided into 3,029,604,034 ordinary shares, all of which, as of the date hereof, are issued and outstanding and not held in the Treasury of DT, and DT's authorized capital (GENEHMIGTES KAPITAL) available for the issuance of new DT Shares against contributions in kind amounts to up to Euro3,865,093,163.52, as set forth in
Section 5 of the Articles of Association of DT. As of the date hereof, 4,969,388 shares were held in the treasury of DT (EIGENE AKTIEN). Except as set forth on

SCHEDULE 3.03 and except for the VoiceStream Merger Agreement, there are no outstanding DT Equity Rights on the date hereof. For purposes of this Agreement, "DT EQUITY RIGHTS" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from DT or any of DT's Significant Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of DT.

         (b) All of the issued and outstanding capital stock of DT is validly issued, fully paid and nonassessable. All DT Depositary Shares and DT Ordinary Shares to be issued as Merger Consideration will be, when issued, validly issued, fully paid and nonassessable.

         (c) Except as disclosed on SCHEDULE 3.03 hereto, all the outstanding capital stock of each of DT's Significant Subsidiaries which is owned by DT is duly authorized, validly issued, fully paid and nonassessable, and is owned by DT free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances except for any liens, security interest, pledges, agreements, claims, charges or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on DT. Except as set forth on
SCHEDULE 3.03 or in connection with the VoiceStream Merger Agreement, on the date hereof there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from DT or any of DT's Significant Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any DT Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by DT), and there are no outstanding obligations of DT or any of DT's Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of DT's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on DT.

         SECTION 3.04. Authority. DT has the necessary corporate power and authority to enter into this Agreement and the Powertel Stockholder Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Stockholders Agreement by DT and the consummation by DT of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DT, including by the Management Board (VORSTAND) of DT, and the Supervisory Board (AUFSICHTSRAT) of DT of this Agreement and the Stockholders Agreement (except for the determination by the Board of Management which will be made pursuant to
Section 205(2) of the German Act and except for the application to be filed with the Commercial Register). This Agreement and the Stockholders Agreement have been duly executed and delivered by DT and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes legal, valid and binding obligations of DT, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth on SCHEDULE 3.05 or as described in subsection (b) below, the execution and delivery of this Agreement and the Stockholders Agreement by DT do not, and the performance of this Agreement and the Stockholders Agreement by DT will not, (i) violate or conflict with the

Memorandum and Articles of Association (SATZUNG) or the Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG) of DT, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to DT or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Memorandum and Articles of Association (SATZUNG) or the Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG) of any Subsidiaries of DT or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of DT or any of its Significant Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to, any contract, instrument, DT Permit, license or franchise to which DT or any of its Significant Subsidiaries is a party or by which DT or any of such Subsidiaries, or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on DT or materially delay the consummation of the Merger.

         (b) Except for applicable requirements, if any, of state, local, or foreign regulatory laws and commissions, the FCC, the Exchange Act, the premerger notification requirements of the HSR Act, Council Regulation (EEC) No. 4064/89, if required, filing of a notice pursuant to Section 721 of Exon-Florio, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges (the "DT REQUIRED APPROVALS" and together with the Powertel Required Approvals, the "REQUIRED REGULATORY APPROVALS"), neither DT nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement and the Stockholders Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by DT or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement and the Stockholders Agreement.

         SECTION 3.06. SEC Filings; Financial Statements. (a) DT has filed all forms, reports and documents required to be filed with the SEC since January 1, 1999, and has heretofore made available to Powertel, in the form filed with the SEC, together with any amendments and exhibits thereto, (i) its Annual Report on Form 20-F for the fiscal year ended December 31, 1999 and (ii) all other reports or registration statements filed by DT with the SEC since January 1, 1999 (collectively, the "DT SEC DOCUMENTS"). The DT SEC Documents (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements (the "DT FINANCIAL STATEMENTS"), including all related notes and schedules, contained in the DT SEC Documents (or incorporated by reference therein) fairly present the consolidated financial position of DT and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of DT and its Subsidiaries for the periods indicated in accordance with generally accepted accounting principles in Germany (with a reconciliation to GAAP in accordance with SEC rules) applied on a consistent basis throughout the periods involved (except for changes as disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 3.07. Absence of Certain Changes or Events. Except as permitted by this Agreement or the VoiceStream Merger Agreement or consented to by Powertel hereunder or as disclosed in the documents filed by DT with the SEC and publicly available prior to the date of this Agreement (the "DT FILED SEC DOCUMENTS"), (a) since December 31, 1999, there has not been any Material Adverse Effect on DT, and (b) DT and its Subsidiaries, taken as a whole, have not incurred since December 31, 1999 any material liabilities or obligations except (i) liabilities or obligations (A) which are accrued or reserved against in the DT Financial Statements or reflected in the notes thereto or (B) which were incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (ii) liabilities or obligations which have been discharged or paid in full prior to the date hereof in the ordinary course of business and (iii) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of DT and its Subsidiaries prepared in accordance with GAAP.

         SECTION 3.08. Litigation. As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to DT's Knowledge, threatened against DT or any of its Subsidiaries, or any properties or rights of DT or any of its Subsidiaries, before any Governmental or Regulatory Authority that would reasonably be expected to result in an adverse judgment or determination against DT or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on DT or prevent or materially delay the consummation of the Merger except as set forth on SCHEDULE 3.08 hereof.

         SECTION 3.09. No Violation of Law. The business of DT and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any DT Permits, except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DT or prevent or materially delay the consummation of the Merger. Except as disclosed in DT SEC Documents filed prior to the date hereof and as set forth on SCHEDULE 3.09 hereto, as of the date hereof, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to DT or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to DT's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated in writing an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on DT.

         SECTION 3.10. Information Provided by DT. None of the information supplied or to be supplied by or on behalf of DT for inclusion or incorporation by reference in the

Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of DT for inclusion or incorporation by reference in the Powertel Proxy Statement will, at the date mailed to stockholders of Powertel and at the time of the Powertel Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement (except for information relating solely to Powertel) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by or on behalf of DT for inclusion or incorporation by reference in the German Listing Prospectus will, at the time the German Listing Prospectus is published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of DT for inclusion or incorporation by reference in the auditor's report to be prepared pursuant to Section 183(3) of the German Act will, at the time the report is filed with the Commercial Register, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.11. Board Action; Vote Required. (a) The Management Board (VORSTAND) and the Supervisory Board (AUFSICHTSRAT) of DT have determined that the transactions contemplated by this Agreement and the Stockholders Agreement are advisable and in the best interests of DT and its shareholders.

         (b) No vote of holders of any class or series of DT capital stock, including, without limitation, holders of DT Ordinary Shares or DT Depositary Shares, is required for the approval or entering into of this Agreement or the consummation of the transactions contemplated hereby, including the Merger.

         SECTION 3.12. Brokers. Except for Donaldson, Lufkin & Jenrette, no broker, finder or investment banker is entitled to any brokerage, finder's or investment banking fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DT or any of its Subsidiaries.

         SECTION 3.13. Tax Matters. Except as set forth on SCHEDULE 3.13 and except to the extent that the failure of the following representations to be true, whether considered individually or in the aggregate, would not have a Material Adverse Effect on DT:

         (a) All Tax Returns required to be filed by DT or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by DT or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

         (b) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of DT or any of its Subsidiaries resulting from any unpaid Taxes;

         (c) No audit or other proceeding with respect to Taxes due from DT or any of its Subsidiaries, or any Tax Return of DT or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority;

         (d) No extension of the statute of limitations on the assessment of any Taxes has been granted by DT or any of its Subsidiaries and is currently in effect;

         (e) Neither DT nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the stockholders of Powertel, other than any such stockholder that would be a "five-percent transferee shareholder" of DT (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)) following the Merger, to recognize gain pursuant to Section 367(a) of the Code; and

         (f) The assets of DT do not consist wholly or principally of immovable property situated within Germany within the meaning of Article 13(2)(b) of the Income Tax Treaty between Germany and the United States.

         SECTION 3.14. Ownership of Securities. Except pursuant to the Stockholders Agreement or as set forth on SCHEDULE 3.14, as of the date hereof, neither DT nor, to DT's Knowledge, any of its Subsidiaries, beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Powertel (other than shares held by DT Benefit Plans). Except as set forth on SCHEDULE 3.14, DT owns no shares of Powertel Common Stock which would constitute Excluded Powertel Shares.

         SECTION 3.15. Licenses. DT and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all material Permits and licenses and operating rights necessary for the operation of their business as presently operated, except for such failures as would not reasonably be expected to have a Material Adverse Effect on DT (collectively, the "DT LICENSES"). As of the date hereof there is not pending and, to DT's Knowledge, there is not threatened, any action by or before any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the DT Licenses which action would reasonably be expected to have a Material Adverse Effect on DT.

                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.01. Conduct of Business by Powertel Pending the Merger. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Powertel shall, and shall cause each of the Powertel Subsidiaries to, in all material respects, except as contemplated by this Agreement or the Alternative Merger Agreement or as disclosed in the disclosure schedules to this Agreement (including, without



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

limitation, disclosures regarding the DiGiPH Transaction) or unless DT shall otherwise agree in writing in advance of the specific action taken, carry on its business in the ordinary course. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or the Alternative Merger Agreement or as disclosed in the disclosure schedules to this Agreement, during such period, Powertel shall not, and shall not permit any of the Powertel Subsidiaries to, without the prior written consent of DT:

         (a) except for regularly scheduled dividends payable on the Series E Preferred Shares and Series F Preferred Shares in Powertel Common Stock, (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, or redeem or repurchase, any of its capital stock or other equity interest, except for dividends by a Powertel Subsidiary to its parent, and except that Powertel shall be permitted to acquire shares of Powertel Common Stock, from time to time, to the extent required by (A) Section 5.4 of the Restated Certificate of Incorporation of Powertel and (B) any Powertel Stock Option Plan in connection with the exercise of options and other rights granted thereunder; or (ii) split, combine or reclassify any of its capital stock or other equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or other equity interest, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for issuances of Powertel Common Stock or Powertel Common Stock Equivalents as set forth in
Schedule 4.01(b) or deliveries of shares of its capital stock pursuant to contractual obligations existing prior to the execution of this Agreement and which are otherwise disclosed in this Agreement or the disclosure schedules hereto;

         (c) amend the Restated Certificate of Incorporation of Powertel or Restated By-laws of Powertel or other similar organizational documents;

         (d) adopt, amend or propose to amend any stockholder rights plan or related rights plan;

         (e) acquire, or agree to acquire, in a single transaction or in a series of related transactions, any business, corporation or partnership, or substantially all of the assets of any of the foregoing, other than (i) transactions which involve individually or in the aggregate a purchase price not in excess of $500,000, (ii) capital expenditures described in Section 4.01(f) below and (iii) transactions in connection with the DiGiPH Transaction;

         (f) make or agree to make any new capital expenditure other than capital expenditures (i) in fiscal year 2000 that are contemplated by Powertel's capital budget for fiscal year 2000, provided the aggregate amount of such capital expenditures is less than $177 million, or (ii) in fiscal year 2001 that are contemplated by Powertel's business plan for fiscal year 2001, as approved by the Board of Directors of Powertel, provided the aggregate amount of such capital expenditures is less than $181.5 million;

         (g) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than as set forth on SCHEDULE 4.01(G) or in connection with transactions that are in the ordinary course of business and which involve assets having a current value not in excess of $500,000 individually or in the aggregate (for avoidance of doubt, the sale, lease, license, encumbrance or other disposition of Powertel FCC Licenses or other material assets shall not be in the ordinary course of business);

         (h) increase the salary, wages, stipends, bonuses or reimbursable allowances payable or to become payable to its directors or officers, except for increases for officers in the ordinary course of business consistent with past practices; or enter into any employment or severance agreement with, or establish, adopt, enter into or amend, or make any grants or awards under, any new Powertel Benefit Plan for the benefit of, any director, officer or employee, except, in each case in the ordinary course of business consistent with past practices or adopt or amend any Powertel Benefit Plan except those specifically set forth in Annex 5.18 or take any action inconsistent with the provisions set forth in Annex 5.18, provided, that the aggregate increase in such compensation shall not exceed 5% of the previous year's amount (including those with respect to the timing and amount of, and persons entitled to, grants and awards), as may be required by the terms of any such Powertel Benefit Plan, or to comply with applicable law or as permitted by Section 4.01(b), provided, further, that nothing in this Section 4.01(h) shall restrict the ability of Powertel's Board of Directors to take the action contemplated by and to comply with the terms of the severance, retention and other arrangements as set forth in Annex 5.18 and to adopt appropriate resolutions with respect to persons who are officers or directors (including persons who are directors by deputization) of Powertel to cause the transactions relating to the Merger that may be considered dispositions under Section 16 of the Exchange Act for such persons to be exempt from such Section;

         (i) except as may be required as a result of a change in law or in GAAP, make any change in its method of accounting or its fiscal year;

         (j) except in connection with the transactions contemplated hereby or in the ordinary course of business, enter into, modify in any material respect, amend in any material respect or terminate any material contract or agreement to which Powertel or any of the Powertel Subsidiaries is a party, or waive, release or assign any material rights or claims, except to the extent that such contract, agreement, modification or amendment would not reasonably be expected to have a Material Adverse Effect on Powertel;

         (k) amend any term of any of its outstanding securities in any material respect;

         (l) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

         (m) incur, assume or guarantee any material Indebtedness, including any refinancing of existing Indebtedness, for borrowed money unless such Indebtedness is prepayable at the election of Powertel on or after the Closing Date and the aggregate prepayment penalty and all other fees associated with such Indebtedness do not exceed $1,000,000;

         (n) create, incur, assume or suffer to exist any material Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens incurred in the ordinary course of business or to secure Indebtedness, Liens arising by operation of law and not yet due and payable or other obligations permitted by this Agreement (including refinancing of existing Indebtedness);

         (o) create, incur, assume or suffer to exist any obligation whereby Powertel or Powertel Subsidiaries guarantee any Indebtedness, leases, dividends or other obligations of any third party;

         (p) make any loan or capital contributions to or investment in any Person, other than in the ordinary course of business or as set forth in
SCHEDULE 4.01(P), as required in connection with the DiGiPH Transaction, and loans or capital contributions to or investments in wholly owned Powertel Subsidiaries;

         (q) enter into any agreement or arrangement that materially limits or otherwise materially restricts Powertel or any of the Powertel Subsidiaries or any successor thereto or that could, after the Effective Time, reasonably be expected to materially limit or restrict DT, any of the DT Subsidiaries or the Surviving Corporation from engaging in the business of providing wireless communications services or developing wireless communications technology anywhere in the world or otherwise from engaging in any other business;

         (r) settle, or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim;

         (s) make any material tax election or enter into any settlement or compromise of any material tax liability;

         (t) take any action, other than as expressly permitted by this Agreement, that could reasonably be expected to make any representation or warranty of Powertel hereunder inaccurate and have a Material Adverse Effect on Powertel at the Effective Time;

         (u) adopt, amend or propose to amend any Powertel Benefit Plan or make any discretionary contributions to any ERISA Benefit Plan other than as may be required by law or as may be required to maintain compliance with provisions of the Code; provided, however, that Powertel (1) may make an annual 3% of compensation profit sharing contribution and (2) may make matching contributions of 50% of the first 2% of compensation contributed by participants, to Powertel's profit sharing Code ss. 401(k) plan (similar to past practices);

         (v) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure) or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing Powertel's cost of financing; provided, however, that employee stock ownership plans and other pension and deferred compensation plans of Powertel may enter into derivative contracts as part of their ordinary course investment strategy;

         (w) file any amended Tax Returns if the result of such amendment would result in a material increase of Powertel tax liability;

         (x) take any action which could reasonably be expected to materially adversely affect or materially delay the ability of any of the Parties to obtain any Required Regulatory Approval or consummate the transactions contemplated hereby;

         (y) take any action that would be reasonably likely to (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) cause the stockholders of Powertel to recognize gain pursuant to Section 367(a) of the Code;

         (z) other than pursuant to this Agreement, take any action to cause the Powertel Common Stock to cease to be quoted on Nasdaq;

         (aa) Notwithstanding anything in this Agreement to the contrary, during the period of time beginning on the fifth Business Day prior to the Effective Time and extending until and including the Effective Time, Powertel shall not take or omit to take any action that could increase the number of shares of Powertel Stock outstanding on a fully diluted basis; or

         (bb) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 4.02. Conduct of Business by DT. Except as set forth on
SCHEDULE 4.02 hereto or as otherwise expressly contemplated by this Agreement, DT agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Powertel:

         (a) except as may be necessary or required for the purpose of using or increasing any or all of DT's authorized capital (GENEHMIGTES KAPITAL) or necessary for the conduct of its business, amend or propose to amend the Memorandum and Articles of Association (SATZUNG) or Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG) (or other comparable organizational document) of DT in any manner that would be adverse to Powertel or its stockholders;

         (b) take any action that would reasonably be likely to (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) cause the stockholders of Powertel to recognize gain pursuant to Section 367(a) of the Code; or

         (c) take any action that would reasonably be likely to (i) materially adversely affect the ability of the Parties to obtain any Required Regulatory Approval or to consummate the transactions contemplated hereby or (ii) materially delay the ability of any of the Parties to obtain any Required Regulatory Approval or to consummate the transactions contemplated hereby; provided, however, that this Section 4.02(c) shall not preclude any acquisitions by DT or any of its Subsidiaries so long as such acquisitions, individually or in the aggregate, are not reasonably likely to prevent the consummation of the Merger.

         SECTION 4.03. No Solicitation. (a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement, Powertel shall not, nor shall it permit any of the Powertel Subsidiaries to, nor shall they authorize or instruct any of their respective officers, directors or employees to, and shall use their reasonable efforts to cause any investment banker, financial advisor, attorney, accountants or other representatives retained by them or any of their respective Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as defined below), or (ii) continue or participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the time that the Powertel Stockholders' Approval is obtained, the Board of Directors of Powertel receives an unsolicited bona fide proposal and determines in good faith and after the receipt of advice from outside counsel that providing information to the Third Party (as defined below), making such proposal or participating in negotiations or discussions with the Third Party is reasonably expected to result in a Powertel Superior Proposal (as defined below) and if Powertel has fully and completely complied with its obligations under this Section 4.03, Powertel may, subject to giving DT three Business Days' advance written notice of its intention to do so and obtaining a confidentiality agreement from the Third Party substantially similar to the Confidentiality Agreement between Powertel and DT dated as of August 16, 2000 (the "CONFIDENTIALITY AGREEMENT"), (x) furnish information to such Third Party with respect to Powertel and the Powertel Subsidiaries and (y) engage in discussions and negotiations regarding such proposal.

         (b) Powertel will notify DT promptly (but in no event later than 24 hours) after receipt by Powertel (or any of its advisors) of any Alternative Transaction, or of any request (other than in the ordinary course of business and not related to an Alternative Transaction) for non-public information relating to Powertel or any of the Powertel Subsidiaries or for access to the properties, books or records of Powertel or any of the Powertel Subsidiaries by any Person who is known to be considering making, or has made, an Alternative Transaction. Powertel shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Alternative Transaction or request. Powertel shall keep DT fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Alternative Transaction or request. Powertel shall, and shall cause the Powertel Subsidiaries and the directors, employees and other agents of Powertel and the Powertel Subsidiaries to cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Alternative Transaction.

         (c) Powertel (i) agrees not to release any Third Party from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Alternative Transaction and agrees that DT shall be entitled to enforce Powertel's rights and remedies under and in connection with such agreements, and
(ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 4.03 or in
Section 5.02 shall prohibit Powertel (x) from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (y) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Powertel, after receipt of advice from outside counsel, failure to disclose would result in a reasonable likelihood that the Board of Directors of Powertel would breach its duties to Powertel's stockholders under Delaware Law.

         For purposes of this Agreement, "ALTERNATIVE TRANSACTION" means a proposal or intended proposal, regarding any of (i) a transaction or series of transactions pursuant to which any Person (or "group" of Persons) other than a Party and its Subsidiaries (a "THIRD PARTY") acquires or would acquire, directly or indirectly, "beneficial ownership" (as such terms are defined in or interpreted for purposes of Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the voting power of the outstanding capital stock of Powertel or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with Powertel or any of the Powertel Subsidiaries, as applicable, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not Powertel or any of the Powertel Subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of the Powertel Subsidiaries and any entity surviving the merger or business combination including any of them) of Powertel or any of the Powertel Subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of Powertel capital stock on the date of this Agreement; provided, that for purposes of this Agreement the term "Alternative Transaction" does not include the proposed acquisition of Powertel by VoiceStream as contemplated by the Alternative Merger Agreement.

         SECTION 4.04. Subsequent Financial Statements. Powertel, prior to the Effective Time, will timely file with the SEC each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to DT copies of each such report filed with the SEC. DT will timely file with the SEC each Annual Report on Form 20-F and Report on Form 6-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to Powertel copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Powertel and DT, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (with a reconciliation to GAAP in accordance with SEC rules in the case of Powertel) or generally accepted accounting principles in Germany (in the case of
DT) applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

         SECTION 4.05. Control of Operations. Nothing contained in this Agreement shall be deemed to give DT, directly or indirectly, the right to "control" or "direct", as such terms are construed under applicable rules or regulations of the FCC, Powertel's operations prior to the Effective Time. Prior to the Effective Time, Powertel shall exercise, consistent with the terms and conditions of this Agreement, "control" over its respective operations.

         SECTION 4.06. Alternative Merger Agreement. Powertel will not modify, amend or waive in any material respect the provisions of the Alternative Merger Agreement without DT's prior written consent.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Powertel Proxy Statement; the DT Registration Statement and the German Listing Prospectus. (a) Each of DT and Powertel shall cooperate and promptly prepare and DT shall file with the SEC as soon as practicable the DT Registration Statement on Form F-4 (or any successor form) (the "FORM F-4") under the Securities Act with respect to the DT Ordinary Shares and the DT Depositary Shares issuable and deliverable pursuant to this Agreement. A portion of the Form F-4 shall serve as a prospectus with respect to the DT Ordinary Shares and the DT Depositary Shares issuable and deliverable pursuant to the terms of this Agreement and as Powertel's proxy statement with respect to Powertel Stockholders' Meeting (the "POWERTEL PROXY STATEMENT"). DT will cause the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder, and Powertel will cause the Powertel Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Powertel and DT shall use their reasonable best efforts to have the Powertel Proxy Statement and the DT Registration Statement declared effective by the SEC under the Securities Act, and promptly thereafter shall mail to the holders of record of Powertel Common Shares the Powertel Proxy Statement; provided, however, that Powertel shall not mail or otherwise furnish the Powertel Proxy Statement to its stockholders unless and until:

         (i) it has received oral notice from the SEC that the DT Registration Statement is effective under the Securities Act;

         (ii) Powertel shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Powertel Proxy Statement, and addressed to Powertel, in form reasonably satisfactory to Powertel and customary in scope for similar "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4 with respect to the financial statements of DT included in the Powertel Proxy Statement and the DT Registration Statement;

         (iii) DT shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Powertel Proxy Statement, and addressed to DT, in form reasonably satisfactory to DT and customary in scope for similar "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4 with respect to the financial statements of Powertel included in the Powertel Proxy Statement and the DT Registration Statement.

         DT shall take any reasonable action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) to obtain prior to the effective date of the Form F-4 all necessary state securities law or "Blue Sky" permits and approvals or similar foreign approvals required to effect the transactions contemplated by this Agreement, including the distribution of DT Depositary Shares and DT Ordinary Shares issued in accordance with the provisions of this Agreement, and Powertel will provide any reasonably requested cooperation in connection therewith. DT will advise Powertel of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the DT Depositary Shares or DT Ordinary Shares issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction.

         (b) DT and Powertel will cooperate in (i) the preparation of the Powertel Proxy Statement and the DT Registration Statement or any amendments and supplements thereto and in having the DT Registration Statement declared effective as soon as practicable and (ii) the preparation and filing of the German Listing Prospectus with the FSE and the auditor's report with the Commercial Register.

         SECTION 5.02. Powertel Stockholders' Meeting and Consummation of the Merger.

         (a) As promptly as practicable after the DT Registration Statement is declared effective under the Securities Act, Powertel shall duly give notice of, convene and hold a meeting of its stockholders (the "POWERTEL STOCKHOLDERS' MEETING") in accordance with Delaware Law for the purposes of obtaining the Powertel Stockholder Approval and shall, subject to the provisions of Section 5.02(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and use its reasonable best efforts to obtain the Powertel Stockholder Approval.

         (b) Neither the Board of Directors of Powertel nor any committee thereof shall (i) except as expressly permitted by this Section 5.02(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to DT, the approval or recommendation of such Board of Directors or such committee of this Agreement, the Merger and the other transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Powertel to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction (each, a "POWERTEL ACQUISITION AGREEMENT"). Notwithstanding the foregoing, in the event that prior to the time the Powertel Stockholder Approval is obtained, Powertel receives a Superior Proposal (as defined below), the Board of Directors of Powertel may (subject to this and the following sentences) inform Powertel stockholders that it no longer recommends Powertel Stockholder Approval (a "SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth Business Day following DT's receipt of written notice advising DT that the Board of Directors of Powertel has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy or draft copy thereof with all accompanying documentation or draft documentation, if in writing), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, Powertel shall provide a reasonable opportunity to DT to make such adjustments in the terms and conditions of this Agreement as would enable Powertel to proceed with its recommendation to its stockholders without a Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of Powertel and DT at the time. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Powertel determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Powertel's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Powertel, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any changes to this Agreement that may be proposed by DT in response to such Alternative Transaction). Powertel shall submit this Agreement to its stockholders at the Powertel Stockholders' Meeting even if the Board of Directors of Powertel shall have made a Subsequent Determination.

         Powertel shall use its reasonable best efforts to schedule the Powertel Stockholders' Meeting at the same time as the Powertel Stockholders' Meeting (as defined in the Alternative Merger Agreement).

         SECTION 5.03. Notification of Certain Matters. (a) Each of Powertel and DT shall give prompt notice to each other of the following:

         (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement of such Party to be untrue, inaccurate or incomplete in any material respect at any time from the date hereof to the Effective Time if such failure to be true, accurate or complete would cause the condition set forth in Section 6.02(a) or 6.03(a) not to be satisfied, in which case the Party required to give prompt notice thereof shall promptly update and deliver to the other Party any Schedules hereto which require an update to remain true, accurate and correct or (ii) directly or indirectly, any Material Adverse Effect on such Party;

         (ii) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder (if such failure would cause the condition set forth in Section 6.02(b) or 6.03(b) not to be satisfied); and

         (iii) any facts relating to such Party which would make it necessary or advisable to amend the Powertel Proxy Statement or the DT Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the Parties receiving such notice.

         (iv) Promptly upon receipt by Powertel from any Powertel stockholder who is a party to the Powertel Stockholder Agreements of a proxy card sent to the Powertel stockholders with the Powertel Proxy Statement and in accordance with Section 5 of the Stockholders Agreement, but in no event later than the second Business Day following such receipt or, if such receipt is on or after the fifth Business Day prior to the Closing, then on the date of such receipt, Powertel shall notify DT orally of its receipt and provide DT with copy of such proxy card.

         (b) DT shall promptly provide to Powertel a copy of any written notice given by DT to VoiceStream or received by DT from VoiceStream of the termination of the VoiceStream Merger Agreement.

         SECTION 5.04. Access to Information. Upon reasonable notice and subject to restrictions contained in the Confidentiality Agreement and other confidentiality agreements to which Powertel is subject, (a) Powertel shall, and shall cause each Powertel Subsidiary to, afford to DT and to the officers, employees, accountants, counsel and other representatives of DT all reasonable access, during normal business hours during the period prior to the Effective Time, to all their respective lenders, agents and other representatives, properties, assets, books, contracts, commitments and records and, during such period, Powertel shall (and shall cause each Powertel Subsidiary to) furnish promptly to DT all information concerning its business, properties and personnel as DT may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal Tax laws and (b) DT shall, and shall cause each DT Subsidiary to, afford to Powertel and to the officers, employees, accountants, counsel and other representatives of Powertel all reasonable access, during normal business hours during the period prior to the Effective Time, to all their respective properties, assets, books, contracts, commitments and records and, during such period, DT shall (and shall cause each DT Subsidiary to) furnish promptly to Powertel all information concerning its business, properties and personnel as Powertel may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws.

         SECTION 5.05. Public Announcements. DT and Powertel will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and shall not issue any such press release prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange. The parties will cooperate in preparing a joint press release announcing the execution of this Agreement.

         SECTION 5.06. Cooperation. (a) Upon the terms and subject to the conditions hereof, each of Powertel and DT agrees, and agrees to cooperate with each other, (i) to use reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the Merger and the transactions contemplated by this Agreement, (ii) to obtain in a timely manner all necessary Permits or waivers from, approvals or consents of, or declarations, registrations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority which are necessary for the consummation of the transactions contemplated hereby, (iii) to promptly (A) prepare and file a Premerger Notification in accordance with the HSR Act, comply with any requests for additional information, and obtain termination of the waiting period thereunder as promptly as practicable, (B) prepare and file all required notifications, if any, under Council Regulation (EEC) No. 4064/89, and obtain the approval of the Council of the European Union to the transactions contemplated by this Agreement, if required, and (C) file a notice pursuant to
Section 721 of Exon-Florio, and (iv) to take all actions within its control necessary to obtain any Required Regulatory Approvals necessary to consummate the transactions contemplated hereby; provided, however, that neither DT nor any of its Subsidiaries shall be required, nor, without the consent of DT, shall Powertel or its Subsidiaries be permitted, to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Powertel, DT, VoiceStream or any of their Subsidiaries or any material portion of the assets of Powertel, DT, VoiceStream or any of



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

their Subsidiaries or any of the business, product lines, or assets of Powertel, DT, VoiceStream or any of their Subsidiaries.

         (b) Each of Powertel and DT agrees to cooperate with each other (i) to respond to inquiries from, and to make presentations to, Governmental or Regulatory Authorities and (ii) to promptly inform the others of any material oral or written communication received by such Party from, or given by such Party to, any Governmental or Regulatory Authority, and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding the transactions between DT and Powertel contemplated by this Agreement. Powertel and DT agree to consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority, and to the extent permitted by the applicable Governmental or Regulatory Authority, give the others the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the transactions between DT and Powertel contemplated by this Agreement. Powertel shall promptly provide to DT, upon request, and DT shall promptly provide to Powertel, upon request, copies of all written communications referenced in Section 5.06(b)(i) above and all filings made by DT or Powertel, as the case may be, with any Governmental or Regulatory Authority in connection with this Agreement and the transactions contemplated hereby and written correspondence from any Governmental or Regulatory Authority that relates to the transactions contemplated hereby (excluding any exhibits, schedules and any confidential information contained therein).

         (c) Each of Powertel and DT shall cooperate with each other to eliminate or reduce to the extent possible any illegality, forfeiture or loss on the part of DT, Powertel or their respective Subsidiaries that may result from the consummation of the transactions contemplated hereby.

         (d) Each of Powertel and DT hereby agrees to cooperate with the other party, and to cause its officers, directors and independent accountants to cooperate with the other party, to do or cause to be done all things reasonably requested by the other party (including, without limitation, providing such information as may reasonably be requested to permit pro forma financial statements after giving effect to the Merger to be produced) in order to facilitate any financing, acquisition or capital markets transaction or registration to be entered into or made by either Party after the date hereof.

         (e) Powertel hereby agrees to use reasonable best efforts, in consultation with DT, to obtain all waivers and consents that may be required from any parties to any Powertel Contract, including, without limitation, from lenders and other financing sources of Powertel and its Subsidiaries, in connection with this Agreement, the Powertel Stockholder Agreements and the transactions contemplated hereby and thereby.

         (f) Powertel hereby agrees, from the date hereof until the Closing, to take any and all actions that are required to be taken prior to the Effective Time pursuant to any Powertel Contract or other agreement, including, without limitation, any debt instruments, including credit agreements and indentures, to which Powertel or any of its Significant Subsidiaries is a party and to make any offer to purchase any securities required to be made, as a result of the execution and delivery of this Agreement and the Powertel Stockholder Agreements.

         (g) DT shall cause Merger Sub to approve, and shall vote all securities and give all approvals necessary for Merger Sub to approve, the Merger.

         (h) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by DT, Powertel or any of its respective Subsidiaries to consummate the Merger or the other transactions contemplated in this Agreement, Powertel shall not, without DT's prior written consent, commit to any divestiture of assets of businesses of Powertel and its Subsidiaries if such divested assets and/or businesses are material to the assets or profitability of Powertel and its Subsidiaries taken as a whole.

         SECTION 5.07. Indemnification, Directors' and Officers' Insurance. (a) DT shall, or shall cause the Surviving Corporation to, continue to provide, fulfill and honor all rights to indemnification or exculpation existing in favor of a director, officer, employee or agent (an "INDEMNIFIED PERSON") of Powertel or any of the Powertel Subsidiaries (including rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of Powertel or any of the Powertel Subsidiaries), as provided in the Restated Certificate of Incorporation of Powertel, the Restated By-laws of Powertel or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time, and such rights to indemnification shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that neither DT nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) to the extent involving any claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Powertel or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 5.07; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the Delaware Law, the Restated Certificate of Incorporation of Powertel, the Restated By-laws of Powertel or any such agreement, as the case may be, shall be made by independent legal counsel selected by DT and reasonably acceptable to such Indemnified Person; provided further that DT and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter; and provided further that that nothing in this Section 5.07 shall impair any rights of any Indemnified Person. Without limiting the generality of the preceding sentence, in the event that any Indemnified Person becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Effective Time relating to actions prior to the Effective Time, DT shall, or shall cause the Surviving Corporation to, promptly advance to such Indemnified Person his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person, to the extent required by law, of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

         (b) Subject to the prior written approval by DT, which shall not be unreasonably withheld, prior to the Effective Time, Powertel shall have the right to obtain and pay for in full a "tail" coverage directors' and officers' liability insurance policy ("D&O INSURANCE") covering a period of six years after the Effective Time and providing coverage in amounts and on terms consistent with Powertel's existing D&O Insurance. In the event the Surviving Corporation does not obtain such insurance, DT shall cause the Surviving Corporation to continue to provide D&O Insurance relating to actions or events through the Effective Time, for a period of six years after the Effective Time; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is cancelled during such period, DT or the Surviving Corporation shall make reasonable commercial efforts to obtain substantially similar D&O Insurance; and provided further that the Surviving Corporation shall not be required to expend, in order to maintain or procure an annual D&O Insurance policy, an amount in excess of 250% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

         (c) In the event DT or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person in a single transaction or a series of related transactions, then, and in each such case, DT will make or cause to be made proper provision so that the successors and assigns of DT or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

         (d) The provisions of this Section 5.07 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall survive the Merger and be binding upon the successors and assigns of DT, Powertel and the Surviving Corporation.

         SECTION 5.08. Stock Exchange Listings/Establishment of DT Depositary Shares. DT will take all steps necessary for the listing and authorization for listing on the FSE and the NYSE (subject to official notice of issuance) of the DT Ordinary Shares and the DT Depositary Shares, respectively, to be issued pursuant to the Merger.

         SECTION 5.09. No Shelf Registration. DT shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of DT received pursuant hereto by the Persons who may be deemed to be "affiliates" of Powertel within the meaning of Rule 145 promulgated under the Securities Act. The DT Ordinary Shares issuable upon exercise of options pursuant to Section 1.05 hereof shall be registered under the Securities Act and such registration shall be effective at the time of issuance.

         SECTION 5.10. Affiliates. Powertel (i) shall deliver to DT not later than the 30th day after the date of this Agreement a list of all persons who are, as of the date hereof, its Affiliates for purposes of Rule 145 under the Securities Act and (ii) shall use its reasonable best efforts to cause each person who is identified as its "affiliate" on SCHEDULE 5.10 to deliver to DT as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form of Exhibit A. Powertel shall notify DT from time to time of any other persons who then are such an "affiliate" of Powertel and use its reasonable best efforts to cause each additional person who is identified as such an "affiliate" to execute a signed agreement as set forth in this Section 5.10.

         SECTION 5.11. Tax-Free Merger. Each of the Parties will use its reasonable best efforts, and each agrees to cooperate with the other Parties and provide one another with such documentation, information and materials as may be reasonably necessary, proper or advisable to (i) cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) avoid gain recognition to the stockholders of Powertel pursuant to Section 367(a) of the Code.

         SECTION 5.12. Reasonable Best Efforts. Each of Powertel and DT shall use its reasonable best efforts to obtain the opinions referred to in Section 6.02(d), Section 6.02(e), 6.03(d) and 6.03(e) and the delivery of the Representation Letters in the forms set forth in Exhibits B and C.

         SECTION 5.13. Takeover Laws. Subject to Section 5.02, no Party shall take any action that would cause the transactions contemplated by this Agreement or the Stockholders Agreement to be subject to requirements imposed by any Takeover Laws (including any such laws or regulations applicable to DT under German Legal Requirements or the Legal Requirements of the FSE) and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the transactions contemplated by this Agreement and the Stockholders Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the Delaware Law or any other Takeover Laws that purport to apply to this Agreement or the Stockholders Agreement or the transactions contemplated hereby or thereby.

         SECTION 5.14. Certain Litigation. Powertel agrees that it shall not settle any litigation commenced after the date hereof against Powertel or any of its directors by any stockholder of Powertel relating to the Merger, this Agreement, the Alternative Merger Agreement or the Stockholders Agreement without the prior written consent of DT, which consent shall not be unreasonably withheld or delayed.

         SECTION 5.15. Senior Discount Notes and Senior Notes. Within 30 days following the Effective Time, DT shall cause the Surviving Corporation to commence an offer to purchase all of the Senior Discount Notes and Senior Notes (collectively, the "NOTES") pursuant to the terms of the February 1996 Indenture, April 1996 Indenture and June 1997 Indenture, as applicable (collectively, the "POWERTEL INDENTURES"). Any investment banking firm engaged in connection with such acquisition shall be selected by DT. DT shall bear the fees, costs and expenses of acquiring the Notes.

         SECTION 5.16. Employee Benefits. (a) As of the Effective Time, Powertel will have terminated all Powertel Benefit Plans except for those Powertel Benefit Plans that DT requests not be terminated and those Powertel Benefit Plans described in Annex 5.18. DT shall take all necessary action so that, after the Effective Time, any current or former employee of Powertel who is eligible to participate in a Powertel Benefit Plan as of the Effective Time shall either be eligible to continue his or her participation in such Powertel Benefit Plan or participate in a corresponding employee benefit plan maintained by DT or any of its Subsidiaries, subject to the terms of such corresponding plan. DT shall have the sole discretion to determine which current or former employees of Powertel will continue participation in a Powertel Benefit Plan after the Effective Time and which will commence participation in a corresponding employee




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

benefit plan maintained by DT or any of its Subsidiaries after the Effective Time and, with respect to current or former employees who transfer participation to such a corresponding plan, when such transfer will occur. DT need not treat all current and former employees of Powertel (including those who are similarly situated) in the same manner with respect to which plans they participate in and when, if at all, they transfer participation from a Powertel Benefit Plan to a corresponding employee benefit plan maintained by DT or any of its Subsidiaries. For example, DT may decide to have a current or former employee of Powertel continue participation after the Effective Time in certain Powertel Benefit Plans that have not been terminated, and with respect to other benefits transition his or her participation on or shortly after the Effective Time to a corresponding employee benefit plan maintained by DT or one of its Subsidiaries. DT may take such actions (or cause its Subsidiaries or the Surviving Corporation to take such actions) as are necessary or advisable to accomplish the foregoing, including, without limitation, amending the eligibility provisions of plans of DT, any of its Subsidiaries or the Surviving Corporation (including, without limitation, Powertel Benefit Plans that are not terminated on or before the Effective Time). Within 5 days of the date hereof, Powertel shall deliver a true and complete list of each director, officer and employee of Powertel and its Subsidiaries holding options under any Powertel Benefit Plan as of August 18, 2000, and the dollar or share amounts thereof.

         (b) Except as otherwise provided in this Section, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular Powertel Benefit Plan or any other particular employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or DT to offer to continue (other than as required by its terms) any written employment contract or to continue the employment of any specific person; provided, however, (1) that no such termination or amendment may take away benefits or any other payments already accrued as of the time of such termination or amendment without the consent of such person, except as allowed by law, and (2) that nothing in this Section 5.01 shall be interpreted as limiting or modifying any requirement in Section 5.18 or the provisions of Annex 5.18.

         (c) DT shall, or shall cause the Surviving Corporation to, (i) waive all limitations, to the extent allowable under applicable law, as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the current and former employees of Powertel and its Subsidiaries under any welfare or fringe benefit plan in which such employees and former employees may be eligible to participate after the Effective Time (other than a Powertel Benefit Plan that is not terminated on or before the Effective Time), other than limitations or waiting periods that are in effect with respect to such employees and that have not been satisfied under the corresponding welfare or fringe benefit plan maintained by Powertel for such current and former employees prior to the Effective Time, (ii) provide each current and former employee with credit under any welfare plans in which such employee or former employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by such current or former employee for the then current plan year under the corresponding welfare plans maintained by Powertel prior to the Effective Time, and (iii) provide (to the extent allowed by law and Treasury regulations applicable to tax-qualified plans) each current and former employee with full credit for purposes of eligibility, vesting, and determination of the level of benefits under any employee benefit plans, policies, practices or arrangements maintained by DT or any Subsidiary of DT for such current or former employee's



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

service with Powertel or any Powertel Subsidiary to the same extent recognized by Powertel immediately prior to the Effective Time.

         (d) Neither Powertel nor any Affiliate thereof shall, from the date hereof until the Effective Time, without the prior express written consent of DT, make any contribution, sale or other transfer of Powertel Stock or any other "employer security" (as such term is defined in Section 407 of ERISA), whether to satisfy a required obligation, to reimburse for expenses incurred, or otherwise, to any Powertel Benefit Plan or to the Powertel stock fund (or any other fund) under the Powertel 401(k) Profit Sharing Plan. Moreover, Powertel shall, promptly after the date hereof, amend the Powertel 401(k) Profit Sharing Plan (as amended and restated effective as of January 1, 1998, and further amended August 23, 1999), (a) to require that all contributions, from whatever source, be made in the form of cash and (b) to preclude the use of any present or future Powertel 401(k) Profit Sharing Plan assets to purchase from Powertel, or any Affiliate thereof, shares of Powertel Stock or other "employer securities" (as such term is defined in Section 407 of ERISA); it being understood, however, that such amendment need not preclude the Powertel 401(k) Profit Sharing Plan from purchasing Powertel Stock on the open market from any person or entity, other than Powertel or an Affiliate thereof, nor require that shares of Powertel Stock and units in the Powertel stock fund presently under the Powertel 401(k) Profit Sharing Plan be sold or otherwise liquidated.

         SECTION 5.17. Termination of Agreements with Stockholders. Powertel agrees to the termination of the agreements referred to in Section 7 of the Powertel Stockholder Agreements.

         SECTION 5.18. Plans and Programs to be Implemented. After the execution of this Agreement, Powertel and/or its subsidiaries shall adopt and implement the plans and arrangements described in Annex 5.18 with each such plan or arrangement being approved by VoiceStream and DT prior to such adoption or implementation. Each such plan or arrangement shall be designed to become effective as of the Effective Time (contingent upon the occurrence of the transactions contemplated by this Agreement) and remain effective without modification of the terms and provisions of such plan or arrangement until the termination date noted for each respective plan or arrangement in Annex 5.18. After the execution of this Agreement, Powertel and/or its subsidiaries shall take such actions as are required, necessary or appropriate to implement the provisions of Annex 5.18 and this Section 5.18, notwithstanding any provisions of this Agreement to the contrary, and no such actions shall be deemed to be a breach of any other provision of this Agreement.

         SECTION 5.19. Voting Agreement and Transfer Restrictions. (a) If and when DT becomes a record or beneficial owner of any Shares, DT agrees:

         (i) that, from the date hereof until the later of January 1, 2001 and the date of the VoiceStream Stockholders' Meeting, without Powertel's prior written consent, it will not Transfer or agree to Transfer any Shares, Additional Shares, Rights or Additional Rights that it owns of record or beneficially, except (A) pursuant to the VoiceStream Merger Agreement, (B) Transfers to any Affiliate of DT who agrees in writing to be bound by the terms of this Section 5.19 or (C) Transfers which occur by operation of law if the transferee remains or agrees in writing to remain bound by the terms of this Section



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

     5.19; provided, however, that this Section 5.19(a)(i) shall cease to be of any force or effect immediately upon termination of the Alternative Merger Agreement; and

         (ii) irrevocably and unconditionally to vote or cause to be voted or provide consent with respect to, all Shares and Additional Shares, if any, that it owns of record or beneficially as of the record date for the VoiceStream Stockholders' Meeting at the VoiceStream Stockholders' Meeting and at any other annual or special meeting of stockholders of VoiceStream or action by written consent where such matters arise in favor of the "Merger" contemplated by the Alternative Merger Agreement and, if required, the other transactions referenced in the Alternative Merger Agreement.

         (iii) (a) to complete and send the proxy card received by it with the Joint Proxy Statement, so that such proxy card is received by VoiceStream, as prescribed by the Joint Proxy Statement, not later than the fifth Business Day preceding the day of the VoiceStream Stockholders' Meeting,
     (b) to vote, by completing such proxy card but not otherwise, all the Shares it owns of record or beneficially as of the record date for the VoiceStream Stockholders' Meeting in favor of the "Merger" contemplated in the Alternative Merger Agreement and, if required, the other transactions referenced in the Alternative Merger Agreement and (c) not to revoke any such proxy.

         (b) The provisions of Section 5.19(a)(i) shall terminate at the earlier of the date indicated therein and the date of termination of the Alternative Merger Agreement. Sections 5.19(a)(ii) and 5.19(a)(iii) shall terminate on the earlier of the termination of the Alternative Merger Agreement and the VoiceStream Stockholders' Meeting.

         (c) From and after the date that this Agreement terminates in accordance with Article 7 hereof, DT agrees to abide by the provisions of the second, third and fourth sentences of Section 6 of the VoiceStream Stockholders' Agreements as if DT were a "Stockholder" named therein, provided that the First Amended and Restated Voting Agreement dated July 23, 2000 takes effect as to DT in accordance with its terms, and, provided, further, that, notwithstanding anything to the contrary contained herein, nothing contained in this Section 5.19(c) shall require DT to take any action that adversely affects its rights under the "DT Financing Agreements" (as defined in the VoiceStream Merger Agreement) or that might result in DT's designees on the VoiceStream Board of Directors in accordance with the DT Financing Agreements to represent less than 10% of the total number of members of the VoiceStream Board of Directors.

         (d) For purposes of Section 5.19 only, the words "beneficially owns" or similar expressions of ownership and capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in, or determined in accordance with, the VoiceStream Stockholder Agreements as if DT were a "Stockholder" thereunder.

         SECTION 5.20. Powertel Warrants. After consultation with each other, DT and Powertel shall use reasonable efforts to take such actions as they may deem to be appropriate to attempt to cause the outstanding Powertel Warrants to be exercised in full prior to the Effective Time, including by reducing the exercise price of the Powertel Warrants to the extent agreed to by DT and Powertel and in accordance with the provisions of the Powertel Warrant Agreement.



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

                                   ARTICLE 6

                               CLOSING CONDITIONS

         SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Powertel and DT to consummate the Merger shall be subject to the fulfillment or (to the extent permitted by applicable law) written waiver prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. The Powertel Stockholder Approval shall have been obtained.

         (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree, temporary restraining order or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or which could reasonably be expected to have a Material Adverse Effect on Powertel.

         (c) Competition Law Approvals. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; to the extent required, the Commission of the European Union shall have approved the Merger under Regulation (EEC) No. 4064/89 of the Council of the European Union, or such approval shall have been deemed to have been granted; the review and investigation under Exon-Florio shall have been terminated and the President shall have taken no action authorized thereunder.

         (d) Registration Statement Effective. The DT Registration Statement shall have become effective prior to the mailing by Powertel of the Powertel Proxy Statement to its stockholders, no stop order suspending the effectiveness of the DT Registration Statement or the Powertel Proxy Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

         (e) Stock Exchange Listings. All steps necessary for the listing of the DT Ordinary Shares to be issued pursuant to the Merger on the FSE shall have been taken and the DT Depositary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (f) The VoiceStream Merger. The VoiceStream Merger shall have been consummated.

         SECTION 6.02. Conditions to the Obligations of Powertel. The obligations of Powertel to consummate the Merger are also subject to the fulfillment, or written waiver by Powertel, prior to the Effective Time, of each of the following conditions:

         (a) Representations and Warranties. The representation and warranty of DT set forth in Section 3.07(a) of this Agreement shall have been true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date; and the other representations and warranties of DT set forth in this Agreement shall have been true and correct on the date



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

hereof and on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 4.02 or otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on DT.

         (b) Agreements and Covenants. DT shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 6.02(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on DT.

         (c) Certificates. Powertel shall have received a certificate of an executive officer of DT to the effect set forth in subparagraphs (a) and (b) above.

         (d) Tax Opinion. Powertel shall have received an opinion of Morris, Manning & Martin, LLP in a form and substance reasonably satisfactory to Powertel, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Merger (i) will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) each transfer of property to DT by a stockholder of Powertel pursuant to the Merger will not be subject to Section 367(a)(1) of the Code. In rendering such opinion, Morris, Manning & Martin, LLP may require and shall be entitled to rely upon customary representations of Powertel and DT, including representations substantially in the form of Exhibits B and C, respectively and, if reasonably requested, customary tax certificates of Powertel Principal Shareholders. The opinion set forth in clause (ii) may assume that any stockholder who is a "five-percent transferee shareholder" with respect to DT within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)(ii) will file the agreement described in U.S. Treasury Regulations Section 1.3.67(a)-3(c)(1)(iii)(B).

         (e) FCC Opinion. Powertel shall have received an opinion of FCC counsel of DT and/or VoiceStream, dated the Effective Time, substantially in the form attached hereto as Exhibit D.

         (f) Governmental Approvals. All necessary consents or authorizations from any Governmental or Regulatory Authority which may be required in connection with the transactions contemplated hereby, shall have been received, unless the failure to receive any such consent or authorization would not have a Material Adverse Effect on DT or the transactions contemplated by this Agreement, and such consents or authorizations shall not contain any conditions which would reasonably be expected to have a Material Adverse Effect on DT or the transactions contemplated by this Agreement. With respect to any FCC consents or authorizations, effectiveness of necessary FCC approvals shall be sufficient to satisfy this condition, and Powertel's obligation to effect the Merger shall not be subject to the condition that any FCC consents or authorizations have become Final Orders.

         Notwithstanding anything contained to the contrary in Section 6.02(a) or anywhere else in this Agreement, DT may enter into any Subsequent Transaction, and no



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

changes of any representation or warranty of DT contained in this Agreement as a result of any Subsequent Transaction shall result in a failure of the conditions set forth in Section 6.02(a).

         SECTION 6.03. Conditions to the Obligations of DT. The obligations of DT to consummate the Merger are also subject to the fulfillment or written waiver by DT, prior to the Effective Time, of each of the following conditions:

         (a) Representations and Warranties. The representation and warranty of Powertel set forth in Section 2.07(i) of this Agreement shall have been true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date; and the other representations and warranties of Powertel set forth in this Agreement shall have been true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 4.01 hereof or otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Powertel or DT or the transactions contemplated by this Agreement.

         (b) Agreements and Covenants. Powertel shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 6.03(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Powertel or DT or the transactions contemplated by this Agreement.

         (c) Certificates. DT shall have received a certificate of an executive officer of Powertel to the effect set forth in subparagraphs (a) and (b) above.

         (d) Tax Opinion. DT shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, in form and substance reasonably satisfactory to DT, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Merger will (i) qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) each transfer of property to DT by a stockholder of Powertel pursuant to the Merger will not be subject to Section 367(a)(1) of the Code. In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may require and shall be entitled to rely upon customary representations of Powertel and DT including representations substantially in the form of Exhibits B and C, respectively. The opinion set forth in clause (ii) may assume that any stockholder who is a "five-percent transferee shareholder" with respect to DT within the meaning of U.S. Treasury Regulations 1.367(a)-3(c)(5)(ii) will file the agreement described in U.S. Treasury Regulations Section 1.367(a)-3(c)(1)(iii)(B).

         (e) FCC Opinion. DT shall have received an opinion of FCC counsel of Powertel, dated the Effective Time, substantially in the form attached hereto as Exhibit D.

         (f) Consents Under Agreements. Powertel shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the



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

transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument to which Powertel or any of the Powertel Subsidiaries is a party, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Powertel or DT or upon the transactions contemplated by this Agreement.

         (g) Governmental Approvals. All necessary consents or authorizations from any Governmental or Regulatory Authority which may be required in connection with the transactions contemplated hereby, including the FCC and state public utility or service commissions or similar agencies, shall have been received and, in the case of the FCC, shall have become Final Orders (unless this requirement of finality is waived by DT in its sole discretion), unless the failure to receive any such consent or authorization would not have a Material Adverse Effect on Powertel or DT or the transactions contemplated by this Agreement, and such consents or authorizations shall not contain any conditions which would reasonably be expected to have a Material Adverse Effect on Powertel or DT or the transactions contemplated by this Agreement.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01. Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the Board of Directors of Powertel or the Management Board (VORSTAND) of DT:

         (a) By mutual written consent of each of Powertel and DT;

         (b) By Powertel or DT, if the Merger shall not have been consummated on or before the close of business on December 31, 2001 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

         (c) By either Powertel or DT, if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling Powertel and DT shall use its reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger;

         (d) By Powertel, (i) if DT shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by DT prior to the Termination Date, or, if capable of being cured, is not cured by DT within 30 days after written notice thereof shall have been received by DT from Powertel and (B) renders any condition under
Section 6.01 or 6.02 incapable of being satisfied prior to the Termination Date or (ii) if a condition under Section 6.01 or 6.02 to Powertel's obligations hereunder is or becomes incapable of being satisfied prior to the Termination Date;

         (e) By DT, (i) if Powertel shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Powertel prior to the Termination Date, or, if capable of being cured, is not cured by Powertel within 30 days after written notice thereof shall have been received by Powertel from DT and (B) renders any condition under Section 6.01 or 6.03 incapable of being satisfied prior to the Termination Date or (ii) if a condition under Section 6.01 or 6.03 to DT's obligations hereunder is or becomes incapable of being satisfied prior to the Termination Date, (iii) in connection with the grant of any Required Regulatory Approval relating to the Merger, Powertel, DT, VoiceStream or any of their Subsidiaries is required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Powertel, DT, VoiceStream or any of their Subsidiaries or any material portion of the assets of Powertel, DT, VoiceStream or any of their Subsidiaries or any of the business, product lines or assets of Powertel, DT, VoiceStream or any of their Subsidiaries, and such order, decree, ruling, or other action shall have become final and nonappealable or (iv) if the Alternative Merger Agreement has been terminated at any time prior to the termination or consummation of the VoiceStream Merger Agreement;

         (f) By Powertel or DT, respectively, at any time that is not less than 15 days after any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority (other than, for purposes of this paragraph only, any court of law or equity) and that has the effect of making the conditions set forth in Section 6.01(b), Section 6.01(c), Section 6.02(f) or Section 6.03(g) incapable of being satisfied by the Parties prior to the Termination Date; or

         (g) By either Powertel or DT, if the Powertel Stockholder Approval shall fail to have been obtained at a duly held stockholders meeting of Powertel, including any adjournments thereof.

         SECTION 7.02. Automatic Termination. This Agreement shall terminate automatically upon the termination of the VoiceStream Merger Agreement without any action required by the parties.

         SECTION 7.03. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Powertel or DT, except (i) as set forth in this Section 7.03 and in Sections 2.18, 3.12, 9.03, 9.09 and 9.10 hereof and (ii) nothing herein shall be interpreted to relieve any party of liability for any willful breach of this Agreement.

         (b) If this Agreement is terminated by Powertel or DT pursuant to
Section 7.01(g) because of the failure to obtain the Powertel Stockholder Approval and (i) at any time after the date of this Agreement and prior to the Powertel Stockholders' Meeting an offer or proposal for a transaction that would constitute an Alternative Transaction (as defined in Section 4.03(c) hereof) (except that, for the purposes of this Section 7.03(b), the applicable percentage in clauses (i) and (iii) of such definition shall be fifty percent (50%) and only for any transaction referred to in clause (ii) of such definition to be treated as an Alternative Transaction for purposes of this Section 7.03(b), stockholders of Powertel would own less than 65% of the outstanding stock of the entity surviving or resulting from such transaction) shall have been



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

announced or otherwise publicly disclosed, and not withdrawn, and (ii) within six months after the termination of this Agreement, Powertel enters into a definitive agreement with any Third Party with respect to an Alternative Transaction (provided that for any transaction referred to in clause (ii) of such definition to be treated as an Alternative Transaction for purposes of this
Section 7.03(b), stockholders of Powertel would own less than 65% of the outstanding stock of the entity surviving or resulting from such transaction), Powertel shall pay to DT a termination fee of $150,000,000 (the "TERMINATION FEE") plus expenses not to exceed $10,000,000; provided that, in the event a termination fee is also payable by Powertel in connection with the termination of the Alternative Merger Agreement pursuant to Section 5.10(b) of the Alternative Merger Agreement, Powertel shall instead pay each of DT and VoiceStream $75,000,000 plus expenses not to exceed $10,000,000. Except as otherwise provided in this paragraph, no Termination Fee shall be or become payable upon termination of this Agreement.

         (c) The Termination Fee payable under Section 7.03(b) above shall be payable in cash no later than one business day following the day Powertel enters into the definitive agreement providing for the Alternative Transaction giving rise to the payment of such fee.

         (d) Powertel and DT agree that the agreements contained in Section 7.03(b) above are an integral part of the transactions contemplated by this Agreement and are an inducement to DT to enter into this Agreement and, to the extent payable in connection with a breach of this Agreement, constitute liquidated damages and not a penalty. If Powertel fails to promptly pay to DT any fee due under such Section 7.03(b), then Powertel shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., from the date such fee was required to be paid.

         SECTION 7.04. Amendment. This Agreement may be amended by Powertel and DT pursuant to a writing adopted by action taken by each of them at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of Powertel no amendment may be made which under applicable law would require approval of such Party's stockholders without such approval.

         SECTION 7.05. Waiver. At any time before the Effective Time Powertel and DT may (i) extend the time for the performance of any of the obligations or other acts of the others, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.



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

                                   ARTICLE 8

                                  DEFINITIONS

         SECTION 8.01. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "ACTION" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; provided, however, that such term shall not be deemed to include the Federal Republic of Germany and Kreditanstalt fur Wiederaufbau ("KFW") in their capacities as shareholders of DT.

         "AGREEMENT" means this Agreement and Plan of Merger as amended or modified from time to time, together with all of its schedules, annexes and exhibits.

         "APRIL 1996 INDENTURE" shall mean the Indenture dated as of April 19, 1996, between Powertel and Bankers Trust Company relating to the 12% Senior Discount Notes due May 2006.

         "BUSINESS DAY" means a day other than Saturday, Sunday, federal, State of New York holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended, together with the rules, regulations and published decisions of the FCC promulgated thereunder.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or otherwise.

         "DELAWARE LAW" means the Delaware General Corporation Law, as amended.

         "DIGIPH TRANSACTION" means the transactions and agreements relating to the acquisition of substantially all of the assets of DiGiPH PCS, Inc., DigiPH Communication, Inc. and DigiPH Holding Company, Inc. by Eliska, as described in Powertel's Form 8-K as filed on June 16, 2000, including (i) all agreements and commitments that have been entered into in connection therewith as listed in the Powertel disclosure schedules attached hereto; (ii) all agreements that are proposed to be entered into prior to closing, forms of which or term sheets for which or summaries of which have been made available to DT and are listed on the Powertel



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disclosure schedules; and (iii) any other agreements that are to be entered into prior to the closing of such transactions, that are reasonably necessary to consummate such transactions (and any amendments or modifications thereof) and with respect to clauses (ii) and (iii) that do not (A) materially alter the scope of such transactions, (B) materially increase Powertel's obligations in connection therewith or (C) interfere with the transactions contemplated by this Agreement or the DT Merger Agreement.

         "DT REGISTRATION STATEMENT" means one or more registration statements to be filed with the SEC by DT in connection with the issuance of DT Depositary Shares and DT Ordinary Shares in the Merger.

         "ELISKA JOINT VENTURE" means Eliska Wireless Ventures I, Inc.

         "ELISKA PARTNERS" means Eliska Wireless Investors I, L.P. and Sonera Holding BV.

         "ENVIRONMENTAL LAWS" shall mean any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental or Regulatory Authority relating to or regulating or imposing liability or standards of conduct with respect to pollution, protection of the environment or environmental regulation or control or regarding Hazardous Substances or occupational health or safety.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Powertel; (ii) any partnership, trade or business (whether or not incorporated) which on the day before the Closing Date was under common control (within the meaning of Section 414(c) of the Code) with Powertel and
(iii) any entity which is a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either Powertel, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

         "ERISA BENEFIT PLAN" shall mean a Powertel Benefit Plan maintained as of the date of this Agreement which is also an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or which is also an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

         "EXON-FLORIO" means the Defense Production Act of 1956, as amended, or any successor thereto.

         "FAA" shall mean the Federal Aviation Administration and any successor agency or body.

         "FCC" shall mean the Federal Communications Commission and any successor agency or body.

         "FEBRUARY 1996 INDENTURE" means the Indenture dated as of February 7, 1996, between Powertel and Bankers Trust Company relating to the 12% Senior Discount Notes due February 2006.

         "FINAL ORDER" means action by the applicable regulatory authority which is in full force and effect, with respect to which no petition or other request for such authority or court stay, reconsideration or review of any kind is pending, and as to which all time periods have expired within which such authority or a court may be asked to stay, reconsider or review the action or may stay, reconsider or review the action sua sponte.

         "GAAP" means United States generally accepted accounting principles.

         "GERMAN LISTING PROSPECTUS" means the prospectus
(BORSENZULASSUNGSPROSPEKT) required for the listing of the DT Ordinary Shares to be issued pursuant to the Merger on the FSE.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry (including, but not limited to, with respect to patents, trademarks, designs, or copyrights), legislative or regulatory body, instrumentality, or quasi-governmental agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority (including, without limitation, any stock exchange or other self-regulatory body); provided that such term shall not be deemed to include the Federal Republic of Germany and KFW, in their capacities as shareholders of DT.

         "HAZARDOUS SUBSTANCES" shall mean any material defined as toxic or hazardous, including any petroleum and petroleum products, under any applicable Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

         "INDEBTEDNESS" of any Person at any date shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INTELLECTUAL PROPERTY RIGHTS" shall mean any right to use, all patents, patent rights, trademarks, trade names, trade dress, logos, service marks, copyrights, know how and



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

other proprietary intellectual property rights and computer programs held or used by Powertel or any of its Subsidiaries that are individually or in the aggregate material to the conduct of the business of Powertel and the Powertel Subsidiaries, taken as a whole.

         "INVESTMENT ENTITY" means an entity in which Powertel or any Powertel Subsidiaries has an Investment Interest.

         "INVESTMENT INTEREST" means a direct or indirect ownership of capital stock, partnership, membership interests or other ownership interests or similar securities of any Person.

         "JUNE 1997 INDENTURE" means the Indenture dated as of June 10, 1997, between Powertel and Bankers Trust Company relating to the Senior Notes.

         "KNOWLEDGE" of any Party means the actual knowledge of the executive officers of such Party.

         "LIABILITIES" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental or Regulatory Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         "LIENS" shall mean any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         "MATERIAL ADVERSE EFFECT" means, with respect to Powertel and its Subsidiaries, taken as a whole, or DT and its Subsidiaries, taken as a whole, any change in or effect on the business of Powertel and its Subsidiaries taken as a whole or DT and its Subsidiaries taken as a whole, as the case may be, that is or is reasonably likely to be materially adverse to the business, operations or financial condition of Powertel and its Subsidiaries taken as a whole or DT and its Subsidiaries taken as a whole, respectively, but shall not include the effects of changes or developments (i) in (A) the telecommunications industry, including regulatory and political conditions, and not uniquely relating to DT or Powertel, (B) the United States or European economy or (C) the United States or European securities markets or (ii) resulting from the announcement or the existence of this Agreement and the transactions contemplated hereby.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Exchange Act) or a Governmental or Regulatory Authority.

         "POWERTEL BENEFIT PLANS" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, insurance, supplemental unemployment benefits, employee stock purchase, stock appreciation, restricted stock or other employee benefit plan, policy, arrangement or agreement providing



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benefits to any current or former employee, officer or director of Powertel or any of its Subsidiaries or with respect to which Powertel or any of its Subsidiaries (or, in the case of an ERISA Benefit Plan, any of Powertel's ERISA Affiliates) may have any liability.

         "POWERTEL EMPLOYEE" shall mean any employee of Powertel or any of the Powertel Subsidiaries.

         "POWERTEL PRINCIPAL STOCKHOLDERS" shall mean ITC Holding Company, Inc., ITC Service Company, Inc., ITC Wireless Inc., SCANA Communications Holdings, Inc., Sonera Corporation, Sonera Holding B.V., Donald W. Burton, The Burton Partnership, L.P., The Burton Partnership (QP), L.P., South Atlantic Venture Fund II, L.P., South Atlantic Venture Fund III, L.P., South Atlantic Private Equity Fund IV, L.P., South Atlantic Private Equity Fund IV (QP) L.P. and American Water Works Company.

         "POWERTEL RESTRICTED STOCK AWARD" shall mean restricted stock awards granted under the Restricted Stock Plan and the 2000 Plan.

         "RESTATED BY-LAWS OF POWERTEL" shall mean the Second Restated By-laws of Powertel as in effect on the date hereof.

         "RESTATED CERTIFICATE OF INCORPORATION OF POWERTEL" shall mean the Third Restated Certificate of Incorporation, as amended and as in effect on the date hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as the same may be amended from time to time.

         "SENIOR DISCOUNT NOTES" means the Powertel 12% Senior Discount Notes due February 2006 and the 12% Senior Discount Notes due May 2006.

         "SENIOR NOTES" means shall mean the 11 1/8% Senior Notes due 2007 of Powertel.

         "SIGNIFICANT EMPLOYEE" shall mean any Employee of Powertel or any of its Subsidiaries who (i) is an officer of Powertel or any of its Subsidiaries,
(ii) has a written employment contract with Powertel or any of its Subsidiaries which calls for annual compensation in excess of $90,000, or (iii) is compensated by Powertel and/or its Subsidiaries at an annual rate greater than $90,000.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

         "SUBSEQUENT TRANSACTION" means any transaction entered into after the date hereof whereby any of DT or its Subsidiaries would (i) acquire (by merger, consolidation, business combination, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization or assets or division thereof, which is engaged in any line of business that is similar to or compatible with any of the lines of business in which DT is engaged on the date of this Agreement; (ii) acquire an Investment Interest in any of the foregoing; (iii) issue any equity interest or incur any indebtedness whether in connection



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with any item described in (i) or (ii) or otherwise; (iv) enter into or engage in a strategic alliance or other commercial relationship or (v) act in the ordinary course of business; provided, however, in connection with a Subsequent Transaction described in items (i), (ii), (iii) or (iv) of this definition for a consideration paid by DT or any of its Subsidiaries in an amount greater than $50 billion, DT must receive an opinion from a nationally recognized investment bank, acting as a financial advisor to DT, to the effect that, from a financial point of view, such Subsequent Transaction is fair to the holders of DT Ordinary Shares or, if applicable, DT.

         "SUBSIDIARY", "POWERTEL SUBSIDIARY" or "DT SUBSIDIARY" means any Person on the date of determination of which Powertel or DT, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

         "TAX" or "TAXES" means any U.S. federal, state or local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, imposed by any taxing authority, together with any interest and any penalties, additions to tax, or additional amounts thereon.

         "TAX RETURNS" means any U.S. federal, state or local or foreign return, report, or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes.

         "VOICESTREAM STOCKHOLDER AGREEMENTS" means the Stockholder Agreements dated as of the date hereof among certain stockholders of VoiceStream, VoiceStream and Powertel entered into in connection with the Alternative Merger Agreement.

                                   ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01 hereof, as the case may be, except that (i) the agreements set forth in Article 1, Sections 5.07, 5.09, 5.11, 5.18 and 5.19 hereof shall survive the Effective Time indefinitely, (ii) the agreements set forth in Sections 5.04 (with regard to confidentiality), 7.02, 9.03 and 9.10 hereof shall survive termination indefinitely, (iii) the agreements set forth in
Section 5.19 shall survive termination in accordance with provisions specified in Section 5.19, and (iv) any covenant or agreement of Powertel and DT which by its terms contemplates performance after the Effective Time shall survive the Effective Time in accordance with its terms.

         SECTION 9.02. Notices. (a) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail

(postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

                           if to Powertel:

                                    Powertel, Inc.
                                    1239 O.G. Skinner Drive
                                    West Point, Georgia  31833
                                    Attn:   Allen E. Smith
                                            Jill F. Dorsey
                                    Telecopy No.: 706-645-9532

                           with a copy to:

                                    Morris, Manning & Martin, LLP
                                    1600 Atlantic Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326
                                    Attn:  James Walker IV, Esq.
                                    Telecopy No.:  404-365-9532

                           if to DT:

                                    Deutsche Telekom AG
                                    140 Friedrich-Ebert-Alle
                                    53113 Bonn
                                    Germany
                                    Attention: Kevin Copp
                                    Facsimile: 49-228-181-44177

                           with a copy to:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York  10006
                                    Attention:  Robert P. Davis
                                    Facsimile:  212-225-3999

                           and a copy to

                                    Hengeler Mueller Weitzel Wirtz
                                    Trinkausstrasse 7
                                    D-40213 Dusseldorf
                                    Germany
                                    Attention:  Rainer Krause
                                    Facsimile:  +49-211-83-04-170

         (b) Notices given hereunder shall be also given by the party delivering such notice to VoiceStream at the address below:

                                    VoiceStream

                                    VoiceStream Wireless Corporation
                                    3650 131st Avenue S.E.
                                    Bellevue, Washington  98006
                                    Attention:  Alan R. Bender
                                    Facsimile: 425-586-8080

                           with a copy to:

                                    Preston Gates & Ellis LLP
                                    701 Fifth Avenue, Suite 5000
                                    Seattle, WA 98104
                                    Attn:  Richard B. Dodd, Esq.
                                    Telecopy No.:  206-623-7022

         SECTION 9.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that (i) those expenses incurred in connection with the printing of the Powertel Proxy Statement and the DT Registration Statement shall be borne one-third by VoiceStream, one-third by DT and one-third by Powertel and
(ii) the filing fees related to the Powertel Proxy Statement and the DT Registration Statement with respect to the DT Ordinary Shares and the DT Depositary Shares to be offered to stockholders of Powertel shall be borne one-half by DT and one-half by Powertel.

         SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Powertel Stockholder Agreements and the Confidentiality Agreement constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and, except for Section 5.07,
5.19 or 9.02(c), is not intended to confer upon any person other than Powertel, DT and, after the Effective Time their respective stockholders, as stockholders, any rights or remedies hereunder.

         SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party; provided, however, that this Agreement may be assigned by DT to an entity treated as a corporation for U.S. federal income tax purposes which owns more than 80% of the DT Ordinary Shares and which succeeds to all of the rights and obligations of DT under the Escrow Agency Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 9.09. Enforcement; Submission to Jurisdiction; Waivers. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached in any material respect. It is accordingly agreed that the Parties shall be, to the extent permitted by law, entitled to an injunction or injunctions to prevent breaches of this Agreement or any related agreement and to enforce specifically the terms and provisions of this Agreement or any related agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the District of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the courts of the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.09,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

         SECTION 9.10. Waiver of Immunity. DT agrees that, to the extent that it or any of its Subsidiaries or any of its property or the property of its Subsidiaries is or becomes entitled to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of the government from any legal action, suit or proceeding or from set-off or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, and for each of its Subsidiaries and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). DT agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against DT or any of its Subsidiaries with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money).

         SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.12. Reliance on Representations. Notwithstanding any investigation, knowledge or review made at any time by or on behalf of any party hereto, the parties acknowledge and agree that all representations and warranties contained in this Agreement, the Annexes, the Schedules annexed hereto or in any of the documents, certifications or agreements delivered in connection therewith, are being relied upon as a material inducement to enter into this Agreement and the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                POWERTEL, INC.



                                By: /s/ Allen E. Smith
                                    --------------------------------------------
                                    Name: Allen E. Smith
                                    Title: President and Chief Executive Officer


                                DEUTSCHE TELEKOM AG



                                By: /s/ Jeffrey A. Hedberg
                                    --------------------------------------------
                                    Name: Jeffrey A. Hedberg
                                    Title: Member of the Board of
                                    Management, International



                                By: /s/ Dr. Karl-Gerhard Eick
                                    --------------------------------------------
                                    Name: Dr. Karl-Gerhard Eick
                                    Title: Member of the Board of
                                    Management, Finance

                                  Annex 1.05(h)

         On the Closing Date, as soon as possible after the Effective Time, DT shall deliver to the Escrow Agent for the account of the Warrants Trust, the trustee of which shall be a United States bank or trust company or other independent financial institution in the United States (other than the Escrow Agent) reasonably satisfactory to DT and Powertel (the "WARRANTS TRUSTEE") that number of DT Ordinary Shares which the Warrantholders are entitled to receive by exercising the Warrants (the "WARRANTS TRUST AMOUNT") in consideration for the share for share Powertel exchange, and the Warrants Trustee shall assume the obligations to issue shares of DT Common Stock on conversion of the Warrants. The DT Ordinary Shares shall be held in the name of the Warrants Trustee for the sole purpose of satisfying the obligations relating to the exercise of the Warrants. In connection therewith, the Warrants Trustee, DT and the Escrow Agent shall enter into an agreement establishing such Warrants Trust for the sole purpose of satisfying the exercise obligations under the terms of the [Warrant Certificate] (the "WARRANTS TRUST AGREEMENT"). Powertel shall have no right, title, interest or claim on any of the assets held in the Warrants Trust.

         Upon exercise of any Warrants by any holder thereof, the Warrants Trustee shall deliver to such holder that number of DT Ordinary Shares into which such Warrants were converted. Fractional Interests shall be settled in accordance with Section 1.09 of this Agreement. At such times as any right to exercise Warrants expires, the DT Ordinary Shares in the Warrants Trust that pertain to such Warrants shall be returned to DT or, at the option of DT, shall be sold and the proceeds thereof delivered to DT. At such time as all the Warrants have been exercised or the right to exercise such Warrants has otherwise expired, any DT Ordinary Shares or any cash in the Warrants Trust shall be returned to DT or, at the option of DT, any such DT Ordinary Shares shall be sold and the proceeds thereof delivered to DT, and the Warrants Trust shall be

                                    1.05(h)-1
terminated. Except as provided above, the Warrants Trustee shall hold the DT Ordinary Shares and shall not otherwise transfer them. Upon a bankruptcy, insolvency or any other event under German law that is substantially similar to a bankruptcy or insolvency of DT (including without limitation Insolvenzverfahren), any DT Ordinary Shares in the Warrants Trust at such time shall, to the extent legally permissible, be immediately returned to DT and the holders shall exercise all rights relating to the Warrants against DT for delivery of the DT Ordinary Shares returned to DT pursuant to the exercise of the Warrants subject to the rights of creditors of DT in general and other restrictions of applicable insolvency laws.

         The Warrants Trust Agreement shall provide that the Warrants Trustee shall irrevocably waive any dividend, voting and subscription rights pertaining to the DT Ordinary Shares while such Shares are held in the Warrants Trust.

         DT shall take, or shall cause to be taken, all actions as are necessary or advisable for the conversion of the Warrants in accordance with this Annex 1.05(h) of this Agreement, including (i) the issuance and listing of DT Ordinary Shares as is necessary to effect the transactions contemplated by this Annex 1.05(h) of this Agreement, (ii) entering into such agreements as are necessary or advisable to establish the Warrants Trust and (iii) the filing of a registration statement with the SEC on any applicable form to register the delivery by the Trustee of the DT Ordinary Shares held in the Warrants Trust.

         Powertel shall take, or shall cause to be taken, all actions as are necessary or advisable to effect the transactions contemplated by this Annex 1.05(h) of this Agreement.



                                    1.05(h)-2

                                  Annex 1.05(i)

         On the Closing Date, as soon as possible after the Effective Time, DT shall deliver to the Escrow Agent for the account of the Eliska Partners Shares Trust, the trustee of which shall be a United States bank or trust company or other independent financial institution in the United States (other than the Escrow Agent) reasonably satisfactory to DT and Powertel (the "ELISKA PARTNERS SHARES TRUSTEE"), that number of DT Ordinary Shares which the Eliska Partners are entitled to receive in respect of their Eliska Put Rights (the "ELISKA PARTNERS SHARES TRUST AMOUNT") in consideration for the share for share Powertel exchange, and the Eliska Partners Shares Trustee shall assume the obligations to issue shares of DT Ordinary Shares upon the exercise of the Eliska Partners' rights to exchange their respective interests in the Eliska Joint Venture, for DT Ordinary Shares subject to the terms and conditions of the Eliska Put Rights. The DT Ordinary Shares shall be held in the name of the Eliska Partners Shares Trustee for the sole purpose of effecting the Eliska Put Rights in respect of the Eliska Partners Shares. In connection therewith, the Eliska Partners Shares Trustee, DT and the Escrow Agent shall enter into an agreement establishing such Eliska Partners Shares Trust for the sole purpose of satisfying the exchange obligations of DT under the terms of the Eliska Put Rights (the "ELISKA PARTNERS TRUST AGREEMENT"). Powertel shall have no right, title, interest or claim on any of the assets held in the Eliska Partners Shares Trust. Any right of a Eliska Partner to receive cash in respect of its put rights shall be exercisable against DT and not the Eliska Partners Shares Trustee.

         Upon the exercise of any Eliska Put Rights by any of the Eliska Partners, the Eliska Partners Shares Trustee shall deliver to such Eliska Partner that number of DT Ordinary Shares for which such Eliska Partner's Eliska Put Rights were exchangeable subject to the terms and


                                    1.05(i)-1
conditions of the applicable Eliska Put Right. Fractional Interests shall be settled in accordance with Section 1.09 of this Agreement. At such times as any Eliska Partners' Eliska Put Right expires or is waived (including by the exercise by such Eliska Partner of its cash election in respect of its put right), the DT Ordinary Shares in the Eliska Partners Shares Trust that pertain to such Eliska Partners' expired put rights (or portion thereof) shall be returned to DT or, at the option of DT, shall be sold and the proceeds thereof delivered to DT. At such time as all the Eliska Partners' Eliska Put Rights have been exchanged or the right to exchange such Eliska Partners Shares has otherwise expired or been waived, any DT Ordinary Shares or any cash that remains in the Eliska Partners Shares Trust shall be returned to DT or, at the option of DT, any such DT Ordinary Shares shall be sold and the proceeds thereof delivered to DT, and the Eliska Partners Shares Trust shall be terminated. Except as provided above, the Eliska Partners Shares Trustee shall hold the DT Ordinary Shares and shall not otherwise transfer them. Upon a bankruptcy, insolvency or any other event under German law that is substantially similar to a bankruptcy or insolvency of DT (including, without limitation, Insolvenzverfahren), any DT Ordinary Shares in the Eliska Partners Shares Trust at such time shall, to the extent legally permissible, be immediately returned to DT and the holders shall exercise all rights relating to the Eliska Partners Shares against DT for delivery of the DT Ordinary Shares returned to DT pursuant to the exercise of the Eliska Partners Shares subject to the rights of creditors of DT in general and other restrictions of applicable insolvency laws.

         The Eliska Partners Shares Trust Agreement shall provide that the Eliska Partners Shares Trustee shall irrevocably waive any dividend, voting and subscription rights pertaining to the DT Ordinary Shares while such Shares are held in the Eliska Partners Shares Trust.



                                    1.05(i)-2

         DT shall take, or shall cause to be taken, all actions as are necessary or advisable for the conversion of the Eliska Partners' put rights in accordance with this Annex 1.05(i) of this Agreement, including (i) the issuance and listing of DT Ordinary Shares as is necessary to effect the transactions contemplated by this Annex 1.05(i) of this Agreement and (ii) entering into such agreements as are necessary or advisable to establish the Eliska Partners Shares Trust. Powertel shall take, or shall cause to be taken, all actions as are necessary or advisable to effect the transactions contemplated by this Annex 1.05(i) of this Agreement.



                                    1.05(i)-3

                                  Annex 1.08(a)

         On the Closing Date, as soon as possible after the Effective Time, DT shall issue to the Escrow Agent for the account of the Options Trust, the trustee of which shall be a United States bank or trust company or other independent financial institution in the United States (other than the Escrow Agent) reasonably satisfactory to DT and Powertel (the "OPTIONS TRUSTEE"), that number of DT Ordinary Shares equal to the Powertel Option Amount in consideration for the share for share Powertel exchange. In connection therewith, the Trustee shall assume the obligation to satisfy the Powertel Rollover Options. The DT Ordinary Shares shall be held in the name of the Options Trustee for the sole purpose of satisfying obligations under the Powertel Rollover Options. In connection therewith, the Options Trustee, DT and the Escrow Agent shall enter into an agreement prior to the Effective Time establishing such Options Trust for the sole purpose of satisfying obligations under the Powertel Rollover Options (the "OPTIONS TRUST AGREEMENT"). Powertel shall have no right, title, interest or claim on any of the assets held in the Options Trust.

         Upon exercise of any Powertel Rollover Option by the holder thereof and, except as set forth below for cashless exercises delivery by such holder to the Options Trustee of the consideration for the exercise therefor, the Options Trustee shall deliver to such holder that number of DT Ordinary Shares for which such Powertel Rollover Option was exercisable. In the event that a holder of Powertel Rollover Options elects to exercise a Powertel Rollover Option pursuant to a "cashless exercise," to the extent permitted in the applicable Option Plan (or any award agreement thereunder), such holder shall notify the Options Trustee and shall retain a broker in accordance with the procedures set forth in the applicable Option Plan to sell the number of DT Ordinary Shares equal to the exercise price of such Powertel Rollover Option and




                                   1.08(a)-1
the broker shall deliver the proceeds of such DT Ordinary Shares up to an amount equal to the exercise price to the Options Trustee and shall deliver the balance of the DT Ordinary Shares to the holder. In the event that a holder elects to have DT Ordinary Shares withheld to satisfy withholding tax obligations applicable to the exercise of a Powertel Rollover Option to the extent permitted by the applicable Option Plan (or any award agreement thereunder), such holder shall notify the Options Trustee and the Options Trustee shall retain a broker in accordance with the procedures set forth in the applicable Powertel Option Plan to sell the number of DT Ordinary Shares equal to the withholding tax obligations applicable to such exercise and the broker shall deliver the proceeds of such DT Ordinary Shares up to an amount equal to the withholding tax obligations to the Options Trustee and the balance of the DT Ordinary Shares to the holder.

         At such times as any Powertel Rollover Option expires, the DT Ordinary Shares in the Options Trust that pertain to such Powertel Rollover Option shall be returned to DT or, at the option of DT, shall be sold and the proceeds thereof delivered to DT. The consideration delivered to the Options Trustee for the exercise of any Powertel Rollover Option shall thereupon be delivered to DT. At such time as all the Powertel Rollover Options have been exercised or expired, any DT Ordinary Shares or any consideration for the exercise of any Powertel Rollover Option that remain in the Options Trust shall be returned to DT or, at the option of DT, any such DT Ordinary Shares shall be sold and the proceeds thereof delivered to DT, and the Options Trust shall be terminated. Except as provided above, the Options Trustee shall hold the DT Ordinary Shares and shall not otherwise transfer them. Upon a bankruptcy or insolvency of DT or Powertel or any other event under German or, as the case may be, U.S. law that is substantially similar to a bankruptcy or insolvency of DT or Powertel (including without




                                    1.08(a)-2
limitation Insolvenzverfahren), the assets of the Options Trust shall be held for the benefit of DT's or Powertel's, as the case may be, general creditors.

         The Options Trust Agreement shall provide that the Options Trustee shall irrevocably waive any dividend, voting and subscription rights pertaining to the DT Ordinary Shares while such Shares are held in the Options Trust.

         By no later than the Effective Time, DT shall take, or shall cause to be taken, all actions as are necessary or advisable for the conversion of the Options in accordance with Annex 1.08 of this Agreement, including (i) the issuance and listing of DT Ordinary Shares as is necessary to effect the transactions contemplated by Annex 1.08(a) of this Agreement, (ii) entering into such agreements as are necessary or advisable to establish the Options Trust and
(iii) the filing of a registration statement with the SEC on Form S-8 or any other applicable form to register the DT Ordinary Shares held in the Options Trust.

         Powertel shall take, or shall cause to be taken, all actions as are reasonably necessary or advisable to amend and/or make determinations under the applicable Option Plans to effect the transactions contemplated by this Annex 1.08(a) and Section 1.08 of this Agreement.

         The Options Trust Agreement shall be subject to the review and approval of Powertel prior to the Effective Time, which approval shall not be unreasonably withheld. In the event of any corporate transaction involving the DT Ordinary Shares, including without limitation a stock split, stock dividend, spin-off, merger or reorganization, the number and kind of shares in the Options Trust shall be appropriately and equitably adjusted. In the event the Options Trust does not honor the exercise of a Powertel Rollover Option or otherwise deliver DT Ordinary Shares upon the exercise of a Powertel Rollover Option, DT shall upon written notice from the holder of such option, deliver or cause to be delivered to such holder the appropriate number of DT




                                    1.08(a)-3

Ordinary Shares due upon exercise, or, if not permitted by law to deliver such shares, DT shall or shall cause to be delivered to such holder the excess of the aggregate fair market value on such date of the DT Ordinary Shares with respect to which such option is exercised minus the aggregate exercise price payable with respect to such exercise. Any return of DT Ordinary Shares to DT described above shall have no effect upon the terms and conditions of the Powertel Rollover Options or the rights of the optionees.

         If the Trustee (including in the case of bankruptcy, insolvency or similar events, as described above) is under applicable law prohibited from fulfilling its obligations to deliver shares with respect to the Powertel Rollover Options pursuant to the terms and conditions of the Powertel Rollover Options, DT shall, at the election of the option holder, cause to be substituted for the Powertel Rollover Options stock appreciation rights exercisable against DT for cash on substantially similar terms and conditions as the Powertel Rollover Options.






                                    1.08(a)-4